Exhibit 99.1

IMPORTANT: You must read the following before continuing. The following disclaimer applies to the attached consent solicitation memorandum (the “Consent Solicitation Memorandum”), whether received by e-mail or otherwise received as a result of electronic communication and you are therefore required to read this page carefully before reading, accessing or making any other use of the attached Consent Solicitation Memorandum. By accepting the email to which this Consent Solicitation Memorandum was attached and by accessing or reading the attached Consent Solicitation Memorandum, you shall be deemed (in addition to giving the representations below) to agree to be bound by the following terms and conditions, including any modifications to them from time to time, each time you receive any information from Credit Suisse Securities (Europe) Limited and HSBC Bank plc (the “Joint Solicitation Agents”) and/or Deutsche Bank AG, London Branch (the “Tabulation Agent”) and/or GPB Eurobond Finance PLC (the “Issuer”) and/or Gazprombank (Open Joint-Stock Company) (“Gazprombank”) as a result of such acceptance and access.

Confirmation of your representation: The attached Consent Solicitation Memorandum was sent at your request and, by accepting the e-mail to which the Consent Solicitation Memorandum was attached and accessing the Consent Solicitation Memorandum, you have (in addition to the above) represented to the Issuer, Gazprombank, the Joint Solicitation Agents and the Tabulation Agent that:

(i)	you are a holder or a beneficial owner of the perpetual callable U.S.$1,000,000,000 7.875 per cent. Loan Participation Notes (the “Notes”) issued by the Issuer as Series 8 under the U.S.$15,000,000,000 Programme (the “Programme”) for the Issuance of Loan Participation Notes to be issued by, but with limited recourse to, the Issuer for the purpose of financing loans to Gazprombank;

(ii)	you shall not pass on the attached Consent Solicitation Memorandum to third parties or otherwise make the attached Consent Solicitation Memorandum publicly available;

(iii)	you are not a person to or from whom it is unlawful to send the attached Consent Solicitation Memorandum or to solicit consents under the Consent Solicitation described herein under applicable law; and

(iv)	you consent to delivery of the attached Consent Solicitation Memorandum by electronic transmission.

Any materials relating to the Consent Solicitation (as defined herein) do not constitute, and may not be used in connection with, any form of offer or solicitation in any place where such offers or solicitations are not permitted by law. If a jurisdiction requires that the Consent Solicitation be made by a licensed broker or dealer and any Joint Solicitation Agent or any of their respective affiliates is such a licensed broker or dealer in that jurisdiction, the Consent Solicitation shall be deemed to be made by such Joint Solicitation Agent(s) or such affiliate(s), as the case may be, on behalf of the Issuer and Gazprombank in such jurisdiction where it is so licensed and the Consent Solicitation is not being made in any such jurisdiction where the Joint Solicitation Agents or one of their respective affiliates is not so licensed.

The distribution of the attached Consent Solicitation Memorandum in certain jurisdictions may be restricted by law. Persons into whose possession the Consent Solicitation Memorandum comes are required by the Issuer, Gazprombank, the Joint Solicitation Agents and the Tabulation Agent to inform themselves about, and to observe, any such restrictions.

Subject to certain exceptions, the Joint Solicitation Agent are only acting as solicitation agents for holders of Notes outside of the United States and with respect to the holders of the Notes who are not U.S. Persons (as defined in Regulation S of the United States Securities Act of 1933, as amended). Any holder of Notes in the United States or who is a U.S. Person should only contact the Tabulation Agent to request information related to this Consent Solicitation and copy of the attached Consent Solicitation Memorandum.

This Consent Solicitation Memorandum has been sent to you in an electronic form. You are reminded that documents transmitted via this medium may be altered or changed during the process of transmission and consequently none of the Issuer, Gazprombank, the Joint Solicitation Agents, Citicorp Trustee Company Limited (the “Trustee”) and/or the Tabulation Agent or any person who controls, or is a director, officer, employee, agent or affiliate of the Issuer, Gazprombank, the Joint Solicitation Agents, the Trustee and/or the Tabulation Agent, accepts any liability or responsibility whatsoever in respect of any such alteration or change.

You are otherwise reminded that the attached Consent Solicitation Memorandum has been delivered to you on the basis that you are a person into whose possession this Consent Solicitation Memorandum may be lawfully delivered in accordance with the laws of the jurisdiction in which you are located and you may not nor are you authorised to deliver this Consent Solicitation Memorandum to any other person. If you have recently sold or otherwise transferred your entire holding of Notes, you should immediately forward this Consent Solicitation Memorandum to the purchaser or transferee or to the stockbroker, bank or other agent through whom the sale or transfer was effected for transmission to the purchaser or transferee, but only if you are permitted to do so by applicable law, and subject to the restrictions set out on this page. Save as referred to above, the Consent Solicitation Memorandum should not be forwarded or distributed to any other person and should not be reproduced in any manner whatsoever.

The Consent Solicitation Memorandum contains important information which should be read carefully before any decision is made with respect to the Consent Solicitation. If any Noteholder is in any doubt as to the action it should take, it is recommended to seek its own financial advice, including as to any tax consequences, from its stockbroker, bank manager, solicitor, accountant or independent financial adviser authorised under the Financial Services and Markets Act 2000 (if in the United Kingdom) or another appropriately authorised financial adviser. Any individual or company whose Notes are held on its behalf by a broker, dealer, bank, custodian, trust company or other nominee must contact such entity if it wishes to participate in the Consent Solicitation.

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.

If you are in doubt about any aspect of these proposals and/or the action you should take, you should consult immediately your stockbroker, bank manager, solicitor, accountant or independent financial adviser authorised under the Financial Services and Markets Act 2000 (if you are in the United Kingdom) or from another appropriately authorised independent financial adviser. If you have recently sold or otherwise transferred your entire holding(s) of the Notes referred to below, you should immediately forward this Consent Solicitation Memorandum (as defined herein) to the purchaser or transferee or to the stockbroker, bank or other agent through whom the sale or transfer was effected for transmission to the purchaser or transferee, but only if you are permitted to do so by applicable law and subject to the restrictions set out herein.

Consent Solicitation Memorandum dated 29 November 2013

Proposals by

GPB Eurobond Finance PLC (the “Issuer”) and Gazprombank (Open Joint-Stock Company) (“Gazprombank”)

with respect to the

perpetual callable U.S.$1,000,000,000 7.875 per cent. Loan Participation Notes (the “Notes”)

(of which U.S.$1,000,000,000 is currently outstanding)

(ISIN: XS0848137708 ; Common Code: 084813770)

issued by the Issuer as Series 8

under the U.S.$15,000,000,000 Programme (the “Programme”)

for the Issuance of Loan Participation Notes to be issued by, but with limited recourse to, the Issuer for the purpose of financing loans to Gazprombank

The Issuer and Gazprombank have convened a Meeting (as defined herein) of Noteholders (as defined herein) to consider and, if thought fit, pass the Extraordinary Resolution (as defined herein) which will provide for, inter alia, (i) certain modifications to the Loan Agreement (as defined herein) as set out in the Addendum (as defined herein), (ii) certain modifications to the terms and conditions of the Notes, the Global Note, the Issue Terms and the Supplemental Trust Deed (each as defined herein) as set out in the Amended Supplemental Trust Deed (as defined herein) (iii) approval for the Issuer and Gazprombank to enter into a Call Option Agreement (as defined herein) and (iv) certain modifications to the Paying Agency Agreement (as defined herein) as set out in the Supplemental Paying Agency Agreement (as defined herein), as more fully described under “Proposals” below and on the terms of this consent solicitation memorandum (the “Consent Solicitation Memorandum”).

The notice (the “Notice of Meeting”) convening the Meeting at 2:30 p.m. (London time) on 23 December 2013 at Linklaters LLP, One Silk Street, London EC2Y 8HQ, at which the Extraordinary Resolution to approve the Proposals and its implementation will be considered and, if thought fit, passed, was delivered on 29 November 2013 to the Clearing Systems for communication to accountholders in accordance with the terms and conditions of the Notes. A copy of the form of the Notice of Meeting is set out in this Consent Solicitation Memorandum. See “Schedule—Form of Notice of Meeting”.

Noteholders are invited to vote in respect of the Extraordinary Resolution by submitting a Consent Instruction (as defined herein) in respect of all or some only of such Notes (the “Consent Solicitation”). Subject to the passing of the Extraordinary Resolution, the Issuer (or its nominee), providing that it has received the same from Gazprombank, will pay on the Payment Date to each Noteholder who has delivered (i) on or prior to the Early Consent Deadline (as defined herein) (and has not validly withdrawn or revoked) a Consent Instruction, the Early Consent Fee (as defined herein), or (ii) after the Early Consent Deadline but on or prior to the Expiration Time (as defined herein) (and has not validly withdrawn or revoked) a Consent Instruction, the Late Consent Fee (as defined herein). Noteholders who submit Consent Instructions after the Early Consent Deadline will not be eligible to receive the Early Consent Fee but may be eligible to receive the Late Consent Fee (as provided herein). Noteholders will not be eligible for either the Early Consent Fee or the Late Consent Fee if they vote against the Extraordinary Resolution, vote other than by delivery of a valid Consent Instruction, if they vote after the Early Consent Deadline or Expiration Time (as defined herein), as applicable, if they revoke their instructions or unblock their Notes or if the Extraordinary Resolution is not passed at the Meeting. Subject to the passing of the Extraordinary Resolution, the Issuer (or its nominee), providing that it has received the same from Gazprombank, will pay on the Payment Date a Non-Participation Fee (as defined herein) in the limited circumstances set out in “Terms of the Consent Solicitation—The Consent Solicitation—paragraph 1(5).” The provisions of this paragraph are without prejudice to Noteholders’ rights under the Trust Deed (as defined herein) to attend and vote at any meeting of Noteholders or appoint a proxy to do so in accordance with the provisions of the Trust Deed and the Notice of Meeting (as contained herein).

Early Consent Fee	U.S.$50 per U.S.$1,000 principal amount of Notes

Late Consent Fee	U.S.$20 per U.S.$1,000 principal amount of Notes

THE CONSENT SOLICITATION WILL COMMENCE ON 29 NOVEMBER 2013 AND WILL EXPIRE AT 2:00 P.M. (LONDON TIME) ON 19 DECEMBER 2013 (BEING THE EXPIRATION TIME), UNLESS THE PERIOD FOR THE CONSENT SOLICITATION IS EXTENDED OR EARLIER TERMINATED BY THE ISSUER AND GAZPROMBANK.

THE EARLY CONSENT DEADLINE WILL BE 4:00P.M. (LONDON TIME) ON 13 DECEMBER 2013.

IT IS A CONDITION OF THE ISSUER’S OBLIGATION TO PAY THE EARLY CONSENT FEE OR THE LATE CONSENT FEE, AS THE CASE MAY BE, IN RESPECT OF NOTES SUBJECT TO A CONSENT INSTRUCTION THAT THE EXTRAORDINARY RESOLUTION HAS BEEN PASSED AT THE MEETING AND BECOME EFFECTIVE IN ACCORDANCE WITH ITS TERMS.

NOTEHOLDERS WISHING TO VOTE AT THE MEETING OUTSIDE THE TERMS OF THE CONSENT SOLICITATION MUST DO SO BY

2:00 P.M. (LONDON TIME) ON 19 DECEMBER 2013 IN ACCORDANCE WITH THE PROCEDURES SET OUT IN THE TRUST DEED AND THE NOTICE OF MEETING BUT WILL NOT BE ELIGIBLE TO RECEIVE THE EARLY CONSENT FEE, THE LATE CONSENT FEE OR THE NON-PARTICIPATION FEE NOTWITHSTANDING THAT THEY VOTE IN FAVOUR PURSUANT TO THE INSTRUCTIONS IN THE NOTICE OF MEETING.

The Issuer and Gazprombank, acting jointly, reserve the right, subject to applicable law and the provisions of Schedule 5 of the Principal Trust Deed (as defined herein), at any time prior to the Expiration Time to amend the Early Consent Fee, the Late Consent Fee or the Non-Participation Fee, or to extend the Early Consent Deadline and/or the Expiration Time. The Issuer and Gazprombank, acting jointly, reserve the right, subject to the terms and conditions set out herein, to amend the Consent Solicitation in any respect or to terminate the Consent Solicitation by giving written notice of such amendment or termination to the Tabulation Agent (as defined herein). The Issuer and Gazprombank, acting jointly, may also, subject to applicable laws and the provisions of Schedule 5 of the Principal Trust Deed, re-open the Consent Solicitation, following the expiry of the Consent Period, for such period(s) as they may in their discretion decide. Any amendment to the Consent Solicitation will apply to all Consent Instructions delivered under the Consent Solicitation. The Issuer and Gazprombank, acting jointly, will publicly announce any such extension, amendment, termination or re-opening in the manner described under paragraph 6(3) under the heading “Terms of the Consent Solicitation – Additional Terms of the Consent Solicitation” and under “Proposals—Announcements.” This Consent Solicitation Memorandum contains important information that should be read carefully before any decision is made with respect to the Consent Solicitation. Any individual or company whose Notes are held on its behalf by a broker, dealer, bank, custodian, trust company or other nominee must contact such entity if they wish to deliver a Consent Instruction.

Unless otherwise defined herein or the context otherwise requires, capitalised expressions used in this Consent Solicitation Memorandum shall have the meanings set out under “Definitions” herein.

In accordance with normal practice, Citicorp Trustee Company Limited, as trustee for the Noteholders (the “Trustee”) and Credit Suisse Securities (Europe) Limited and HSBC Bank plc as joint solicitation agents (together, the “Joint Solicitation Agents”) express no views or opinion on the merits of the Consent Solicitation, the Proposals, the Invitation or the Extraordinary Resolution but the Trustee has authorised it to be stated that it has no objections to the Extraordinary Resolution being submitted to Noteholders for their consideration. The Trustee has not been involved in negotiating or formulating the terms of the Consent Solicitation or the Extraordinary Resolution and makes no representation that all relevant information has been disclosed to the Noteholders in or pursuant to this Consent Solicitation Memorandum and the Notice of Meeting. The Noteholders should seek their own independent financial, legal and tax advice.

NOTICE TO U.S. HOLDERS: This Consent Solicitation is made with respect to the securities of a foreign company. This Consent Solicitation is subject to disclosure requirements of a foreign country that are different from those of the United States. It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the Issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment. You should be aware that the Issuer may purchase the Notes otherwise than under this Consent Solicitation, such as in open market or privately negotiated purchases.

Subject to certain exceptions, the Joint Solicitation Agent are only acting as solicitation agents for holders of Notes outside of the United States and with respect to the holders of the Notes who are not U.S. Persons (as defined in Regulation S of the United States Securities Act of 1933, as amended). Any holder of Notes in the United States or who is a U.S. Person should only contact the Tabulation Agent to request information related to this Consent Solicitation and copy of this Consent Solicitation Memorandum.

The Joint Solicitation Agents are Credit Suisse Securities (Europe) Limited (Tel: +44 (0) 20 7883 8763; Email: liability.management@credit-suisse.com) and HSBC Bank plc (Tel: +44 207 992 6237; Email: liability.management@hsbcib.com).

Joint Solicitation Agents

Credit Suisse	HSBC

Beneficial Owners (as defined herein) who are not direct participants in Euroclear or Clearstream (each as defined herein) must contact their broker, dealer, bank, custodian, trust company or other nominee to arrange for their direct participant in Euroclear or Clearstream through which they hold Notes to submit a Consent Instruction on their behalf for receipt by the Tabulation Agent prior to 2:00p.m. (London time) on 19 December 2013 (the “Expiration Time”).

Holders are urged to deliver valid Consent Instructions through the Clearing System in accordance with the procedures of, and within the time limits specified by, the Clearing Systems (as defined herein) for receipt by the Tabulation Agent, prior to the Early Consent Deadline and in any event no later than the Expiration Time.

The Beneficial Owners that are held in the name of a broker, dealer, bank, custodian, trust company or other nominee or custodian should contact such entity sufficiently in advance of the Early Consent Deadline or the Expiration Time if they wish to vote in respect of the Extraordinary Resolution and, in each case, procure that the Notes are blocked in accordance with the procedures of the relevant Clearing System and the deadlines imposed by such Clearing System.

Upon receipt of a Consent Instruction, that is not validly withdrawn or revoked, at any time prior to the Expiration Time, the Tabulation Agent (or its nominee) shall be appointed as a proxy to vote at the Meeting (and any adjourned Meeting) in favour of the Extraordinary Resolution in respect of the votes attributable to all Notes which are the subject of the Consent Instruction.

Subject to applicable law and the provisions of Schedule 5 of the Principal Trust Deed and subject also as provided herein, the Issuer and Gazprombank, acting jointly, may, at any time prior to the Expiration Time, in their absolute discretion, amend, extend, terminate or re-open the Consent Solicitation in respect of the Notes (including, but not limited to, amendment of the Early Consent Fee, Late Consent Fee or Non-Participation Fee). Except in the limited circumstances described in this Consent Solicitation Memorandum, the communication of an intention to vote in favour of the Extraordinary Resolution by a Noteholder by submission of a Consent Instruction shall be irrevocable and binding on such Noteholder.

The Issuer and Gazprombank, acting jointly, have confirmed to the Joint Solicitation Agents that this Consent Solicitation Memorandum contains all information which is material in the context of the Consent Solicitation to enable Noteholders to make an informed assessment of the Consent Invitation; such information is true and accurate in all material respects and is not misleading in any material respect. Each of the Issuer and Gazprombank accepts responsibility for the contents of this Consent Solicitation Memorandum.

None of the Joint Solicitation Agents, the Tabulation Agent or the Trustee (or their respective directors, officers, employees, agents or affiliates) makes any representations or recommendations whatsoever regarding this Consent Solicitation Memorandum, or any document prepared in connection with it, the Proposals, the Extraordinary Resolution or the Consent Solicitation.

The Joint Solicitation Agents and the Tabulation Agent are appointed by each of the Issuer and Gazprombank, acting jointly, and owe no duty to any Noteholder. Each Noteholder should take their own independent financial, legal and tax advice and is solely responsible for making its own independent appraisal of all matters (including the Consent Solicitation, the Extraordinary Resolution and the Proposals including, without limitation, the tax consequences thereof for the Noteholder) as such Noteholder deems appropriate in evaluating, and each Noteholder must make its own decision.

In accordance with normal practice, the Trustee has not been involved in negotiating or formulating the terms of the Consent Solicitation, the Proposals or the Extraordinary Resolution and the Trustee expresses no views or opinion on the merits of the Consent Solicitation, the Proposals, the Invitation or the Extraordinary Resolution. The Trustee makes no representation that all relevant information has been disclosed to the Noteholders in or pursuant to this Consent Solicitation Memorandum and the Notice of Meeting, nor does it accept any responsibility for the accuracy or completeness of this Consent Solicitation Memorandum, the Notice of Meeting or any other document prepared in connection with the Consent Solicitation.

However, on the basis of the information contained in the Consent Solicitation Memorandum, the Trustee has authorised it to be stated that it has no objection to the Extraordinary Resolution being submitted to Noteholders for their

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consideration. Noteholders should take their own independent financial, legal and tax advice on the merits and on the consequences of the Consent Solicitation, the Proposals or the Extraordinary Resolution, including any tax consequences. The Trustee is not responsible for the accuracy, completeness, validity or correctness of the statements made in the Consent Solicitation Memorandum or Notice of Meeting or omissions therefrom.

The delivery of this Consent Solicitation Memorandum shall not, under any circumstances, create any implication that the information contained herein is correct and/or current as of any time subsequent to the date of this Consent Solicitation Memorandum. This Consent Solicitation Memorandum is solely directed at the Noteholders.

The Joint Solicitation Agents, which are regulated in the United Kingdom by the Financial Conduct Authority, are acting exclusively for the Issuer and Gazprombank and nobody else in relation to the Consent Solicitation and will not be responsible pursuant to the Solicitation Agency Agreement (as defined herein) for giving advice or other investment services in relation to the Consent Solicitation to any party in relation to the Consent Solicitation or the Proposals. The Joint Solicitation Agents and/or their respective affiliates may have a holding in, or may from time to time provide advice or other investment services in relation to, or engage in transactions involving, the Notes.

If a jurisdiction requires that the Consent Solicitation be made by a licensed broker or dealer and any Joint Solicitation Agent or any of their respective affiliates is such a licensed broker or dealer in that jurisdiction, the Consent Solicitation shall be deemed to be made by such Joint Solicitation Agent(s) or such affiliate(s), as the case may be, on behalf of the Issuer and Gazprombank in such jurisdiction where it is so licensed and the Consent Solicitation is not being made in any such jurisdiction where the Joint Solicitation Agents or one of their respective affiliates is not so licensed.

Notwithstanding the Consent Solicitation, the Notes may continue to be traded, save that the Notes which are the subject of a Consent Instruction (or a vote otherwise given in accordance with the provisions of the Trust Deed) will be blocked by any of the Clearing Systems in accordance with the Consent Instruction and the Trust Deed.

Noteholders with any questions on the Consent Solicitation or the Proposals should contact the Joint Solicitation Agents for further information.

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INDICATIVE TIMETABLE

This is an indicative timetable showing one possible outcome for the timing of the Proposals, based on the dates printed in this Consent Solicitation Memorandum. This timetable is subject to change and dates and times may be extended, re-opened or amended in accordance with the terms of the Invitation, as described in this Consent Solicitation Memorandum. Accordingly, the actual timetable may differ significantly from the timetable below.

Event	Date	Description of Event

Launch Date	29 November 2013

Announcement of Consent Solicitation via RIS (as defined herein) and Notifying News Service (as defined herein).

Notice of Meeting given to Noteholders through the Clearing Systems.

Consent Solicitation Memorandum made available to Noteholders via the Tabulation Agent (free of charge). All public documents (including the Principal Trust Deed, Supplemental Trust Deed, draft Amended Supplemental Trust Deed, Paying Agency Agreement, draft Supplemental Paying Agency Agreement, Loan Agreement, draft Addendum, draft Call Option Agreement and the Series Prospectus (as defined herein) will be made available to Noteholders for inspection via the Tabulation Agent (free of charge) as of the launch date.

Early Consent Deadline	4:00 p.m. (London time), 13 December 2013	Latest time and date for delivery of Consent Instructions to the Tabulation Agent for eligibility for payment of the Early Consent Fee. After this date, Consent Instructions delivered prior to the Early Consent Deadline are irrevocable and votes may be withdrawn only in the limited circumstances set out herein. No Early Consent Fees shall be payable in respect of Consent Instructions received by the Tabulation Agent after the Early Consent Deadline.

Expiration Time	2:00 p.m. (London time), 19 December 2013	Latest time and date for delivery of Consent Instructions to the Tabulation Agent and for eligibility for payment of the Late Consent Fee, subject to the rights of the Issuer and Gazprombank, acting jointly, to re-open, extend, decline and/or amend the Consent Solicitation pursuant to paragraphs 2, 4 and 5 of the “Terms of the Consent Solicitation” below.

Latest time and date to appoint the Tabulation Agent (or its nominee) as proxy to attend the Meeting and vote in favour of the Extraordinary Resolution or to appoint another proxy to attend and vote at the Meeting in accordance with the provisions of the Trust Deed and the Notice of Meeting.

Deadline for eligibility for payment of the Late Consent Fee. No Consent Fees shall be payable in respect of Consent Instructions received by the Tabulation Agent after the Expiration Time and the Tabulation Agent shall consequently not be appointed as proxy for such Noteholders to attend the Meeting (and any adjourned Meeting) and to vote in favour of the Extraordinary Resolution in respect of Notes.

Noteholders Meeting	2:30p.m. (London time), 23 December 2013	Time and date of the Meeting.

Announcement of results	23 December 2013 (or as soon as reasonably practicable after the Noteholder Meeting)	Announcement of result of the Meeting or notice of adjournment of the Meeting, as the case may be.

Payment Date	Expected to be no later than five Business Days following the announcement of the results of the Meeting	If the Extraordinary Resolution is passed at the Meeting without the need to adjourn, the date on which the Early Consent Fee, the Late Consent Fee or the Non-Participation Fee (as applicable) is expected to be paid. If the Meeting is adjourned, the Payment Date will also be postponed to a date within five Business Days after such later date on which the Extraordinary Resolution is duly passed.

Noteholders are advised to check with the bank, securities broker, Clearing System or other intermediary through which they hold their Notes as to whether such intermediary applies different deadlines for any of the events specified above, and then to adhere to such deadlines if such deadlines are prior to the deadlines set out above.

All of the above dates are subject to earlier deadlines that may be specified by the Clearing Systems or any intermediary.

DEFINITIONS

In this Consent Solicitation Memorandum, the following words and expressions have, unless the context otherwise requires, the meanings set out opposite them below. Words and expressions not defined below have, unless the context otherwise requires, the meanings given to them in the Trust Deed.

“395-P Tier 2 Capital”	means additional capital (dopolnitelniy kapital) of Gazprombank within the meaning given to it in Regulation No. 395-P.

“Addendum”	the amendment addendum to the Loan Agreement to be entered into between the Issuer and Gazprombank to effect certain modifications in order to implement the Proposals.

“Amended Supplemental Trust Deed”	the amended supplemental trust deed in connection with the Notes to be entered into between the Issuer and Trustee, to effect certain modifications in order to implement the Proposals.

“Beneficial Owner”	a person who is the owner of a particular principal amount of the Notes, as shown in the records of the Clearing Systems or its Direct Participants, as applicable.

“Business Day”	a day (not being a Saturday or a Sunday) on which banks and foreign exchange markets are open for business in London and on which Euroclear and Clearstream are operating.

“Call Option Agreement”	the call option agreement to be entered into between the Issuer and Gazprombank in order to implement the Proposals.

“CBR”	the Central Bank of Russia.

“Clearing System”	Euroclear and/or Clearstream.

“Clearstream”	Clearstream Banking, société anonyme.

“Conditions”	the terms and conditions of the Notes contained in the Trust Deed.

“Consent Fees”	the Early Consent Fee and the Late Consent Fee.

“Consent Instruction”	the electronic voting and blocking instruction to vote in favour of the Extraordinary Resolution and to block the relevant Notes in the Clearing Systems, given in such form as is specified by the Issuer and the Clearing Systems from time to time, being initially as specified herein, which Consent Instruction must be delivered through the relevant Clearing System by a Direct Participant in accordance with the procedures of the relevant Clearing System instructing the relevant Clearing System that the vote(s) attributable to the Notes the subject of such electronic voting instruction should be cast in favour of the Extraordinary Resolution, which instructions shall form part of a form of proxy to be issued by the Registrar appointing the Tabulation Agent as proxy in respect of the Notes in relation to the Meeting.

“Consent Period”	the period from, and including, the date of this Consent Solicitation Memorandum to, and including the Expiration Time as such period may be extended by the Issuer and Gazprombank, acting jointly, from time to time.

“Consent Solicitation”	means the invitation to each of the Noteholders to vote in favour of the Extraordinary Resolution in respect of all or some only of their respective Notes by submitting Consent Instructions prior to the Expiration Time.

“Direct Participant”	each person shown in the records of a Clearing System as a holder of the Notes.

“Early Consent Deadline”	means 4:00p.m. (London time) on 13 December 2013.

“Early Consent Fee”	U.S.$50 per U.S.$1,000 principal amount of Notes.

“Euroclear”	Euroclear Bank SA/NV.

“Expiration Time”	means 2:00 p.m. (London time) on 19 December 2013.

“Extraordinary Resolution”	the extraordinary resolution to be proposed at a Meeting of Noteholders as further described under the heading “Proposals—Extraordinary Resolution” and which is to be proposed at, considered and voted upon at the Meeting (as set out in the Notice of Meeting).

“Gazprombank”	Gazprombank (Open Joint-Stock Company).

“Global Note”	the global note in respect of the Notes.

“Group”	Gazprombank and its subsidiaries.

“Invitation”	the invitation to a Noteholder to vote in favour of the Extraordinary Resolution in respect of all or some only of its Notes.

“Issuer”	GPB Eurobond Finance PLC.

“Joint Solicitation Agents”	Credit Suisse Securities (Europe) Limited and HSBC Bank plc and each a “Joint Solicitation Agent”.

“Late Consent Fee”	U.S.$20 per U.S.$1,000 principal amount of Notes.

“Loan Agreement”	the U.S.$1,000,000,000 subordinated loan agreement dated 24 October 2012 entered into between the Issuer and Gazprombank.

“Meeting”	the meeting of the Noteholders to consider and, if thought fit, pass the Extraordinary Resolution as described under the heading “Proposals” and any adjournment thereof.

“Non-Participation Fee”	U.S.$15 per U.S.$1,000 principal amount of Notes.

“Noteholder”	unless the context otherwise requires, references in this Consent Solicitation Memorandum to a “Noteholder” or “holder of Notes” include (i) each person who is shown in the records of a Clearing System as a holder of the Notes (also referred to as “Direct Participants” and each a “Direct Participant”) (except that one Clearing System shall not be treated as the holder of Notes held in the account of another Clearing System when holding on behalf of the first Clearing System’s accountholders) and (ii) each Beneficial Owner of Notes.

“Notes”	perpetual callable U.S.$1,000,000,000 7.875 per cent. Loan Participation Notes (of which U.S.$1,000,000,000 is currently outstanding) issued by the Issuer as Series 8 under the Programme.

“Notice of Meeting”	the notice of Meeting of holders of Notes in the form set out in “Form of Notice of Meeting” in the Schedule hereto.

“Notifying News Service”	a recognised financial news service or services (including, without limitation, Reuters/Bloomberg) as selected by Gazprombank or the Issuer.

“Paying Agency Agreement”	the amended and restated paying agency agreement dated 23 September 2011 in connection with the Programme between the Issuer, Gazprombank, the Trustee and Citibank, N.A., London Branch as principal paying agent, transfer agent, calculation agent and registrar (as may be further modified, supplemented and/or restated from time to time).

“Payment Date”	the date on which the Issuer (or its nominee), providing that it has received the same from Gazprombank, pays the Early Consent Fee, the Late Consent Fee or the Non-Participation Fee (as applicable), which date is expected to be no later than the fifth Business Day following the announcement of the passing of the Extraordinary Resolution or such later date as the Issuer and Gazprombank, acting jointly, may determine, subject to the rights of the Issuer and Gazprombank, acting jointly, to re-open, extend, decline and/or amend the Consent Solicitation pursuant to paragraphs 2, 4 and 5 under the heading “Terms of the Consent Solicitation”.

“Principal Trust Deed”	the amended and restated principal trust deed dated 23 September 2011 in connection with the Programme between the Trustee and the Issuer (as may be further modified, supplemented and/or restated from time to time).

“Programme”	U.S.$15,000,000,000 Programme for the Issuance of Loan Participation Notes to be issued by, but with limited recourse to, the Issuer for the purpose of financing loans to Gazprombank.

“Proposals”	the proposals relating to the Notes as set out herein in the section entitled “Proposals”, including the Extraordinary Resolution.

“Registrar”	Citibank, N.A., London Branch.

“Regulation No. 395-P”	means CBR Regulation No. 395-P “On the Methodology for Determining the Amount and Evaluating Adequacy of Own Funds (Capital) of Credit Organisations (“Basel III”)” dated 28 December 2012 (as may be further amended, supplemented and/or replaced from time to time).

“RIS”	a Regulatory Information Service that is provided by or approved for use by the regulated market of the Irish Stock Exchange (at the date of this Consent Solicitation Memorandum it is expected that the Companies Announcements Office will release the relevant notice via RNS), failing which an alternative service selected by the Issuer and Gazprombank, acting jointly.

“Schedule 5 of the Principal Trust Deed”	the meeting provisions set out in schedule 5 of the Principal Trust Deed.

“Series Prospectus”	means the series prospectus dated 24 October 2012 in connection with the Notes.

“Solicitation Agency Agreement”	the solicitation agency agreement dated 29 November 2013 between the Joint Solicitation Agents, Gazprombank and the Issuer.

“Supplemental Paying Agency Agreement”	the supplemental paying agency agreement to be entered into between the Issuer, Gazprombank, the Trustee and Citibank, N.A., London Branch as principal paying agent, transfer agent, calculation agent and registrar to effect certain modifications in order to implement the Proposals.

“Supplemental Trust Deed”	the supplemental trust deed dated 25 October 2012 in connection with the Notes between the Issuer and Trustee (as may be further modified, supplemented and/or restated from time to time).

“Tabulation Agent”	Deutsche Bank AG, London Branch.

“Tabulation Agreement”	The tabulation agreement dated 29 November 2013 between the Tabulation Agent, the Issuer and Gazpombank.

“Trust Deed”	the Principal Trust Deed as supplemented by the Supplemental Trust Deed(as may be further modified, supplemented and/or restated from time to time).

“Trustee”	Citicorp Trustee Company Limited.

“U.S.$”	means the lawful currency of the United States of America.

PROPOSALS

Background to the Proposals

The Consent Solicitation is being undertaken to:

(i)	modify certain provisions of the Loan Agreement as set out below under “Proposals relating to the Loan Agreement” in order to improve the regulatory recognition of the Loan under both Regulation 215-P and Regulation 395-P. In particular, if the amendments to the Loan Agreement are approved and the CBR accepts the inclusion of the revised Loan Agreement into Tier 1 Capital under Regulation 215-P and into Tier 2 Capital under Regulation 395-P then, as of 1 January 2014, the principal amount of the revised Loan Agreement accepted as such Tier 1 Capital will be subject to 20 per cent. phase-out amortisation and, thereafter, 10 per cent. amortisation for each annual period from 1 January 2015, and on 1 January 2022 any amount of the principal amount of the Loan not so amortised will completely lose its Tier 1 treatment, and the principal amount of the revised Loan Agreement that either is not treated as such Tier 1 Capital or ceases to be so treated over time due to amortisation will in each case still be treated by the CBR as such Tier 2 Capital;

(ii)	seek consent to the Issuer and Gazprombank entering into the Call Option Agreement as set out below under “Proposals Relating to the Call Option Agreement”;

(iii)	make consequential changes to the Conditions, the Global Note, the Issue Terms and the Supplemental Trust Deed as set out below under “Proposals Relating to the Conditions, the Global Note, the Issue Terms and the Supplemental Trust Deed”; and

(iv)	modify the Paying Agency Agreement as set out below under “Proposals relating to the Paying Agency Agreement”.

Proposals relating to the Loan Agreement

The Issuer is seeking approval by way of Extraordinary Resolution, pursuant to Schedule 5 of the Principal Trust Deed, to amend the Loan Agreement in accordance with the Addendum, the draft of which is attached as a Schedule 1 to the Form of Notice of Meeting, as set out herein.

Noteholders should read the attached Addendum carefully before any decision is made with respect to the Consent Solicitation and Noteholders are advised to take their own independent financial, legal and tax advice on the merits and consequences of the Consent Solicitation, the Proposals or the Extraordinary Resolution, including any tax consequences.

Proposals relating to the Call Option Agreement

The Issuer is seeking approval by way of Extraordinary Resolution, pursuant to Schedule 5 of the Principal Trust Deed, for the Issuer and Gazprombank to enter into the Call Option Agreement, the draft of which is attached as a Schedule 2 to the Form of Notice of Meeting, as set out herein.

Noteholders should read the attached Call Option Agreement carefully before any decision is made with respect to the Consent Solicitation and Noteholders are advised to take their own independent financial, legal and tax advice on the merits and consequences of the Consent Solicitation, the Proposals or the Extraordinary Resolution, including any tax consequences.

Proposals Relating to the Conditions, the Global Note the Issue Terms and the Supplemental Trust Deed

The Issuer is seeking approval by way of Extraordinary Resolution, pursuant to Schedule 5 of the Principal Trust Deed, to amend the Conditions, the Global Note and the Issue Terms as follows:

The Conditions shall be amended as follows:

The following italicised text shall be added at the end of Condition 5:

“Clause 8 of the Loan Agreement provides that if a Write Down Event (as defined in the Loan Agreement) has occurred and is continuing on the Write Down Measure Effective Date (as defined in the Loan Agreement) Gazprombank shall (irrespective of whether Gazprombank has incurred any losses) irrevocably (without the need for the consent of the Lender or the Trustee) cancel any interest accrued to (but excluding) the Write Down Measure Effective Date (as defined in the Loan Agreement) by the relevant Interest Cancellation Amount (as defined in the Loan Agreement). Any interest payment that has been Cancelled (as defined in the Loan Agreement) in accordance with Clause 8 of the Loan Agreement, shall not accumulate or be payable at any time thereafter, including where the relevant Write Down Event(s) is(are) no longer continuing. No interest shall accrue from the Write Down Measure Effective Date and as long as a Write Down Event(s) (as defined in the Loan Agreement) is(are) continuing. In such circumstances, the Issuer shall have no right to any such Cancelled interest. Consequently where interest is Cancelled or no longer accrues due to a Write Down Event continuing under the Loan Agreement, no corresponding payment of interest will be made pursuant to the Notes.”

The following text shall be added as a new Condition 6(e):

“Write Down: Pursuant to Clause 8 of the Loan Agreement, if a Write Down Event has occurred and is continuing on the Write Down Measure Effective Date, Gazprombank shall (irrespective of whether Gazprombank has incurred any losses) if the Interest Cancellation Measure (as defined in the Loan Agreement) together with cancellation of accrued interest on Parity Write Down Instruments (as defined in the Loan Agreement) in full is insufficient to remedy the Write Down Event irrevocably (without the need for the consent of the Lender or the Trustee) reduce the then Outstanding Principal Amount of the Loan by the relevant Write Down Amount, as all such terms are defined in the Loan Agreement. To the extent that, pursuant to Clause 8 of the Loan Agreement, the principal amount of the Loan is reduced, then the principal amount of each of the Notes will be written down on a pro rata basis, upon such reduction of the Loan, without any further payments due on such principal amount of each Note that is written down.”

The following text shall be added as a new Condition 6(f):

“Write-down of the Notes following a Write Down Event: The Issuer shall immediately upon receipt of a Write Down Event Notice (as defined in the Loan Agreement), give notice to the Trustee, the Agents and the Noteholders in accordance with Condition 14 giving the details contained in such Write Down Event Notice.

The Issuer shall immediately upon receipt of a Write Down Measure Notice (as defined in the Loan Agreement) give notice to the Trustee, the Agents and the Noteholders in accordance with Condition 14 that on the relevant Write Down Measure Effective Date (as defined in the Loan Agreement and as set out in the Write Down Measure Notice):

(i)	interest on the Notes in an amount equal to the interest due under the Loan being cancelled shall be automatically cancelled on the Write Down Measure Effective Date, and all references to accrued and unpaid interest in the Conditions, the Trust Deed, the Agency Agreement and the Notes shall be construed accordingly;

(ii)	to the extent applicable, a principal amount of the Notes in an amount equal to the principal amount of the Loan being Written Down (as defined in the Loan Agreement) shall automatically be written down on the Write Down Measure Effective Date and (where such principal amount is the entire principal amount of the Notes) such Notes shall be cancelled, and all references to the outstanding principal amount of the Notes in the Conditions, the Trust Deed, the Agency Agreement and the Notes shall be construed accordingly;

(iii)	the Noteholders shall be deemed irrevocably to waive their right to receive, and no longer have any rights against the Issuer or any other party with respect to repayment (as applicable) of the principal amount of the Notes and accrued and unpaid interest, in each case so written down or cancelled pursuant to paragraphs (i) and (ii) above; and

(iv)	all rights and claims of the Noteholders for and to payment of any amounts under or in respect of the Notes (including, without limitation, accrued and unpaid interest) subject to write down or cancellation pursuant to this Condition as set out in the Write Down Measure Notice, and all corresponding rights of the Noteholders to instruct the Trustee to exercise any rights in respect of such amounts written down or cancelled, shall be extinguished and shall become null and void, irrespective of whether such amounts have become due and payable prior to the relevant Write Down Measure Notice or the Write Down Measure Effective Date.

Neither the Trustee nor any Agent shall have any responsibility for, or liability or obligation in respect of, any loss, claim or demand incurred as a result of or in connection with a Write Down Event or any consequent cancellation of the Notes or write down of any claims in respect thereof, and neither the Trustee nor the Agents shall be responsible for any monitoring or calculation or determination or the verification of any calculation or determination in connection with the same. Notwithstanding any other provision of these Conditions, an Interest Cancellation or a Write Down shall not constitute an Acceleration Event (or a Potential Acceleration Event) (each as defined in the Loan Agreement) or a default by Gazprombank under a Loan Agreement.”

The following text shall be added as a new Condition 6(g):

“Call Option: The Issuer may, on any Interest Payment Date beginning with that falling on, or nearest to 25 April 2018 and ending on that falling on, or nearest to 25 October 2023 (the “Optional Redemption Date”), on giving not less than eight days’ notice thereof to the Trustee and the Noteholders in accordance with Condition 14, redeem all, but not some only, of the Notes at their outstanding principal amount together with interest accrued to the date of redemption.

Pursuant to the Call Option Agreement, the Issuer has agreed with Gazprombank that it will, subject to the terms and conditions of the Call Option Agreement, only exercise this option to redeem the Notes upon irrevocable notice from Gazprombank.

The Issuer’s obligations in respect of this Condition to redeem and make payment for the Notes shall constitute an obligation only to account to Noteholders on the Optional Redemption Date for an amount equivalent to the sums received by or for the account of the Issuer pursuant to the Loan Agreement (in respect of interest and other amounts) and the Call Option Agreement (in respect of principal and other amounts).”

The Issuer is further seeking approval by way of Extraordinary Resolution, pursuant to Schedule 5 of the Principal Trust Deed, to amend the Conditions in accordance with the Schedule 1 to the Amended Supplemental Trust Deed, in order to reflect the entry by Gazprombank and the Issuer into the Call Option Agreement.

Noteholders should read Schedule 1 to the Amended Supplemental Trust Deed carefully before any decision is made with respect to the Consent Solicitation and Noteholders are advised to take their own independent financial, legal and tax advice on the merits and consequences of the Consent Solicitation, the Proposals or the Extraordinary Resolution, including any tax consequences.

The Global Note shall be amended as follows:

All references in the Global Note (except in the first sentence of second paragraph) to the “Loan Agreement” shall be construed as references to “Loan Agreement and/or Call Option Agreement, as applicable”.

The following is to be added to the Global Note:

“Suspension of settlement following notice of Write Down Event

On the date of receipt by Euroclear, Clearstream, Luxembourg or any Alternative Clearing System (as the case may be) from the Issuer for onward transmission to the accountholders of the notice specifying the Write Down Measure Effective Date (the “Suspension Date”), such clearing system(s) shall suspend all clearance and settlement of the Notes until the Business Day after the Write Down Measure Effective Date (being a Business Day on which Euroclear, Clearstream, Luxembourg or such Alternative Clearing System (as the case may be) is open for business) (the “Suspension Period’’). Neither Noteholders nor accountholders will be entitled to settle the transfer of any Notes from the Suspension Date, and any sale or other transfer of the Notes that a Noteholder or accountholder may have initiated prior to the Suspension Date that is scheduled to settle during the Suspension Period will be rejected by Euroclear, Clearstream, Luxembourg, or such Alternative Clearing System (as the case may be) and will not be settled within Euroclear, Clearstream, Luxembourg or such Alternative Clearing System (as the case may be).

Write down of principal amount of the Notes following a notice of Write Down Event

On the Write Down Measure Effective Date, the principal amount of the Notes in an amount equal to the principal amount of the Loan being written down selected in accordance with the standard operating procedures of Euroclear, Clearstream, Luxembourg or such Alternative Clearing System (as the case may be) shall automatically be written down and (where such principal amount is the entire principal amount of the Notes) such Notes shall be cancelled, and all references to the outstanding principal amount of the Notes shall be construed accordingly.”

The Issue Terms shall be amended as follows:

The definition of “Conditions” therein will refer to the terms and conditions of the Notes set forth in a Series Prospectus as modified by the Amended Supplemental Trust Deed.

The following words shall be added in paragraphs 10, 15(iv), 17 and 18 of the Issue Terms:

“subject to the application of any Write Down Measure pursuant to Clause 8 of the Loan Agreement”

Paragraph 9 of the Issue Terms shall be amended to read as follows:

“Subject to Clauses 4 and 8 of the Loan Agreement, 7.875 per cent. Fixed Rate per annum, payable semi-annually in arrear, until the Reset Date (as defined in the Loan Agreement) and thereafter at the relevant Interest Rate (determined in accordance with Clause 4.1 of the Loan Agreement)”

The following words shall be added in paragraph 15(i) of the Issue Terms:

“until the Reset Date (as defined in the Loan Agreement) and thereafter at the relevant Interest Rate (determined in accordance with Clause 4.1 of the Loan Agreement)”

The Supplemental Trust Deed shall be amended as follows:

The following language shall be added to Clause 1.2 of the Supplemental Trust Deed:

“References in the Principal Trust Deed to the “Assigned Rights” shall be construed as references to “Assigned Rights”, as defined herein;

References in the Principal Trust Deed to “Event of Default” shall be construed as references to “Event of Default”, as defined herein;

References in the Principal Trust Deed to the “Loan Agreement” shall be construed as references to “Loan Agreement and/or Call Option Agreement, as applicable”;”

The following definitions shall be added to Clause 2 of the Supplemental Trust Deed:

“Addendum” means an amendment addendum to the Loan Agreement dated on or about the date of the Amended Supplemental Trust Deed between the Issuer and the Borrower;

“Assigned Rights” means the rights and benefits assigned to the Trustee in Clause 6.2 and 6.6 of this Supplemental Trust Deed;

“Assignment” means the Loan Assignment and the Call Option Assignment;

“Call Option Agreement” means the call option agreement dated on or about the date of the Amended Supplemental Trust Deed between the Issuer and the Borrower, as may be further supplemented, amended and/or restated from time to time;

“Call Option Failure to Pay Event” means a failure by the Borrower to perform its obligations under Clause 2.3 of the Call Option Agreement;

“Charge” means the Loan Charge and the Call Option Charge;

“Event of Default” means an Acceleration Event or Call Option Failure to Pay Event;”

The following shall be added as Clause 6.5 and 6.6, respectively, of the Supplemental Trust Deed:

“6.5	The Call Option Charge: The Issuer with full title guarantee and as continuing security for the payment of all sums under the Trust Deed and the Notes hereby charges in favour of the Trustee by way of first fixed charge (the “Call Option Charge”):

6.5.1	all amounts now or hereafter payable by the Borrower to the Issuer under the Call Option Agreement; and

6.5.2	the right to receive all sums which may be or become payable by the Borrower under any claim, award or judgment relating to the Call Option Agreement,

provided that, subject to this Supplemental Trust Deed, for the avoidance of doubt the Issuer shall remain legal and beneficial owner of the property subject to the Call Option Charge following the creation of the Call Option Charge.

6.6	The Call Option Assignment:

6.6.1	The Issuer with full title guarantee hereby assigns (the “Call Option Assignment”) absolutely to the Trustee for the benefit of itself and the Noteholders all the rights, title, interests and benefits, both present and future, which have accrued or may accrue to the Issuer under or pursuant to the Call Option Agreement (including, without limitation, all moneys payable to the Issuer and any claims, awards and judgments in favour of the Issuer in connection with the Call Option Agreement and the right to take any actions, steps or proceedings to enforce the rights of the Issuer thereunder) other than any rights, title, interests and benefits charged in favour of the Trustee by way of first fixed charge under Clause 6.5 above.

6.6.2	On the irrevocable and unconditional payment or discharge by the Issuer of all sums under this Supplemental Trust Deed and the Notes, the Trustee, at the request and cost of the Issuer (to the extent it receives the corresponding funds therefor from the Borrower), shall release, reassign or discharge the Assigned Rights to, or to the order of, the Issuer, provided that no such release, reassignment or discharge shall be effective unless and until any such costs are paid to or to the order of the Trustee.”

Proposals relating to the Paying Agency Agreement

The Issuer is seeking approval by way of Extraordinary Resolution, pursuant to Schedule 5 of the Principal Trust Deed, to amend the Paying Agency Agreement by entering into the Supplemental Paying Agency Agreement, the draft of which is available for inspection, as set out herein.

Assuming the passing of the Extraordinary Resolution, the Proposals will be binding on all Noteholders, including those Noteholders who do not consent to the Proposals or do not participate in the Meeting.

Consent Solicitation

The terms and conditions of the Consent Solicitation are described below under the heading “Terms of the Consent Solicitation”.

Subject to the conditions set out in this Consent Solicitation Memorandum, the Issuer (or its nominee), providing that it has received the same from Gazprombank, will pay to a Noteholder who votes in the respect of the Extraordinary Resolution by submitting a Consent Instruction via the Clearing Systems (i) the Early Consent Fee in respect of Notes which are the subject of a valid Consent Instruction which has been submitted and which is received by the Tabulation Agent at or prior to the Early Consent Deadline and not validly withdrawn on or prior to the conclusion of the Meeting and which remains in full force and effect until the conclusion of the Meeting (and any adjourned Meeting) or (ii) the Late Consent Fee in respect of Notes which are the subject of a valid Consent Instruction which has been submitted and which is received by the Tabulation Agent after the Early Consent Deadline but at or prior to the Expiration Time and not validly withdrawn on or prior to the conclusion of the Meeting and which remains in full force and effect until the conclusion of the Meeting (and any adjourned Meeting). The Early Consent Fee or the Late Consent Fee (as applicable) shall be paid via the relevant Clearing System for payment to an eligible Noteholder’s cash account in such Clearing System.

Subject to the conditions set out in this Consent Solicitation Memorandum, the Issuer (or its nominee), providing that it has received the same from Gazprombank, will pay to a Noteholder the Non-Participation Fee in respect of Notes which are not the subject of a valid Consent Instruction because (x) such Noteholder does not vote at all (y) revokes its instructions or unblocks its Notes or (z) by submitting the Consent Instruction, such Noteholder is unable to make the representations contained in “Terms of the Consent Solicitation—Additional Terms of the Consent Solicitation—paragraph 6” below, but in each case, only in the event that the Extraordinary Resolution is passed at the Meeting.

Noteholders will not be eligible to receive the Early Consent Fee for Consent Instructions submitted after the Early Consent Deadline but may be eligible to receive the Late Consent Fee (for Consent Instructions submitted before the Expiration Time).

For the avoidance of doubt, Noteholders will not be eligible to receive the Early Consent Fee, the Late Consent Fee or the Non-Participation Fee if they vote against the Extraordinary Resolution, vote other than by delivery of a valid Consent Instruction or if the Extraordinary Resolution is not passed at the Meeting.

The submission by a Noteholder of a Consent Instruction, which if not validly revoked, will automatically appoint the Tabulation Agent (or its nominee) as its proxy to attend the Meeting (and any adjourned Meeting) and to vote in favour of the Extraordinary Resolution in respect of the Notes which are the subject of the relevant Consent Instruction.

Each Noteholder submitting a Consent Instruction must also procure that the relevant Clearing System blocks the Notes which are the subject of such Consent Instruction, as applicable so that no transfers may be effected in relation to such blocked Notes at any time after the date of submission of such Consent Instruction (as applicable) in accordance with the requirements of the relevant Clearing System and the deadlines required by such Clearing System.

By blocking such Notes in the relevant Clearing System, each Noteholder (including each Direct Participant and each Beneficial Owner) shall be deemed to consent to have the relevant Clearing System provide details concerning such Direct Participant and/or Beneficial Owner and/or Noteholder’s identity to the Tabulation Agent, the Issuer, Gazprombank, the Joint Solicitation Agents and their respective legal advisers.

Proposed Amendments

Loan Agreement: The Meeting will, if the Extraordinary Resolution is passed, assent to the modification of the Loan Agreement as described above, direct the Trustee to consent to the modification and authorise and request the Issuer to execute and deliver the Addendum to effect the modifications described above and to any consequential modifications thereto as the Trustee shall approve to give effect to the Extraordinary Resolution.

Call Option Agreement: The Meeting will, if the Extraordinary Resolution is passed, assent to the entry by the Issuer and Gazprombank into the Call Option Agreement, as described above, direct the Trustee to consent to the Issuer entering into such Call Option Agreement and authorise and request the Issuer to execute and deliver the Call Option Agreement and to any consequential modifications thereto as the Trustee shall approve to give effect to the Extraordinary Resolution.

Conditions, Global Note, Issue Terms and Supplemental Trust Deeds: The Meeting will, if the Extraordinary Resolution is passed, assent to the modification of the Conditions, the Global Note, the Issue Terms and the Supplemental Trust Deed, as described above, direct the Trustee to consent to the modification and authorise and request the Issuer and Trustee to execute and deliver the Amended Supplemental Trust Deed to effect the modifications described above and to any consequential modifications thereto as the Trustee shall approve to give effect to the Extraordinary Resolution.

Paying Agency Agreement: The Meeting will, if the Extraordinary Resolution is passed, also authorise and request the Trustee to execute and deliver the Supplemental Paying Agency Agreement (available for inspection at the specified office of the Tabulation Agent in London of the Tabulation Agent) to effect certain modifications to the Paying Agency Agreement consequential upon the modifications to the Loan Agreement and the Conditions to be effected by the Addendum and the Amended Supplemental Trust Deed.

A copy of the following documents will be available for inspection at the registered office of the Issuer and at the specified office of the Tabulation Agent in London during normal business hours on any weekday (Saturdays, Sundays and bank and other public holidays excepted) from the date of this Consent Solicitation Memorandum up to and including the date of the Meeting (until 15 minutes prior thereto):

•	Loan Agreement;

•	Draft Addendum;

•	Draft Call Option Agreement;

•	Principal Trust Deed;

•	Supplemental Trust Deed;

•	Draft Amended Supplemental Trust Deed;

•	Paying Agency Agreement; and

•	Draft Supplemental Paying Agency Agreement;

The Extraordinary Resolution contains customary protections for the Trustee in relation to the proposed modifications, its consent thereto and their implementation.

Announcements

Unless stated otherwise, all announcements will be made by the Issuer or Gazprombank by (i) the issue of a press release to a Notifying News Service, (ii) notices delivered to the Clearing Systems for communication to Direct Participants and (iii) delivery of a notice via a RIS. Significant delays may be experienced in respect of notices delivered to the Clearing Systems and Noteholders are urged, therefore, to contact the Joint Solicitation Agents or the Tabulation Agent for the relevant announcements during the course of the Consent Solicitation, the contact details for which are on the last page of this Consent Solicitation Memorandum.

Meeting

The form of Notice of Meeting is set out in the Schedule hereto. The Meeting will be held at the offices of Linklaters LLP, One Silk Street, London EC2Y 8HQ on 23 December 2013 at 2:30 p.m. London time. The Notice of Meeting will be delivered to all Noteholders via Euroclear or Clearstream in accordance with the Conditions.

The submission by a Noteholder of a Consent Instruction, which is not validly revoked, will automatically appoint the Tabulation Agent (or its nominee) as its proxy to attend the Meeting (and any adjourned Meeting) and to vote in favour of the Extraordinary Resolution in respect of the Notes which are the subject of the Consent Instruction.

Noteholders wishing to vote at the Meeting outside the Consent Solicitation, must do so by 2:00 p.m.(London time) on 19 November 2013 in accordance with the procedures set out in the Trust Deed and in the Notice of Meeting.

The quorum for the Meeting at which the Extraordinary Resolution is to be considered will be one or more persons present holding Notes or being proxies or representatives and holding or representing in the aggregate, not less than two-thirds in principal amount of the Notes for the time being outstanding, or at any adjourned meeting, one or more persons present in person holding Notes and/or being proxies or representatives and holding or representing in the aggregate, not less than one-half in principal amount of the Notes for the time being outstanding.

The Extraordinary Resolution must be passed by an affirmative vote of holders of outstanding Notes present in person or represented by proxy or representative owning in the aggregate not less than two-thirds in principal amount of the outstanding Notes owned by the Noteholders who are so present or represented at the Meeting.

RISK FACTORS

Before making a decision with respect to the Proposals, the Noteholders should carefully consider, in addition to the other information contained in this Consent Solicitation Memorandum, the following:

Blocking of Notes held through Euroclear and/or Clearstream

Following the submission of a Consent Instruction, the Notes which are the subject of such instructions will be blocked from trading by the relevant Clearing System until the earliest of the Payment Date and the date upon which a Noteholder becomes entitled to withdraw, and does withdraw, its vote in favour, in the circumstances set out in paragraph 2 under the heading “Terms of the Consent Solicitation” below.

Limited Ability to Revoke Consents

Following the expiry of the Early Consent Deadline, a Noteholder will only be able to withdraw its vote in favour of the Extraordinary Resolution in the limited circumstances set out in paragraph 2 under the heading “Terms of the Consent Solicitation” below.

Responsibility for Complying with the Procedures of the Invitation

Noteholders are solely responsible for complying with all of the procedures for submitting Consent Instructions. None of Gazprombank, the Issuer, the Joint Solicitation Agents, the Trustee or the Tabulation Agent assumes any responsibility for informing Noteholders of irregularities with respect to Instructions.

Responsibility for Information Relating to the Issuer, Gazprombank and the Notes

Noteholders are responsible for independently investigating the position of the Issuer and Gazprombank and the nature of the Notes. None of Gazprombank, the Issuer, the Joint Solicitation Agents, the Trustee or the Tabulation Agent assumes any responsibility for informing Noteholders as to the position of the Issuer, the nature of the Notes and/or the effects of the proposed amendments to the Notes in connection with this Consent Solicitation Memorandum.

If the Extraordinary Resolution is passed at the Meeting, the Proposals will be binding on all Noteholders, including those Noteholders who do not consent to the Proposals or who do not participate in the Meeting.

Noteholders who do not consent to the Proposals or who do not participate in the Meeting will be bound by the Extraordinary Resolution, but will not be entitled to any Consent Fees (although Noteholders who do not participate in the Meeting may be eligible for the Non-Participation Fee on the terms and conditions set out here—see “Terms of the Consent Solicitation—The Consent Solicitation—paragraph 1(5).” Noteholders who do not consent to the Proposals or who do not participate in the Meeting will not be entitled to any rights of appraisal or similar rights of dissenters with respect to the adoption of the Extraordinary Resolution. Interest incurred on the Loan and Notes may be cancelled on a non-cumulative basis and the Loan and Notes may be subject to Write Down Measures upon the occurrence of a Write Down Event (as defined in and further described in the Addendum). If the Extraordinary Resolution is passed at the Meeting, the Proposals will be binding on all Noteholders, whether or not such Noteholder delivered a Consent Instruction or otherwise affirmatively objected to the Proposals.

The Loan Agreement upon being amended in accordance with the Addendum (assuming the passing of the Extraordinary Resolution at the Meeting and as further set out in the Notice of Meeting) (for the purposes of these Risk Factors only, the “Amended Loan Agreement”) provides in its Clause 8 that, if a Write Down Event (meaning either of the following: (a) the Common Equity Tier 1 Capital Ratio (as defined in the Amended Loan Agreement) of Gazprombank is less than 2 per cent. as of a CBR Reporting Date (as defined in the Amended Loan Agreement) or (b) the Agency on Deposit Insurance implements bankruptcy prevention measures in relation to Gazprombank in accordance with Federal Law No. 175-FZ “On the Additional Measures on Strengthening the Stability of the Banking System in the Period until 31 December 2014” dated 27 October 2008, as amended) has occurred and is continuing on the Write Down Measure Effective Date (as defined in the Amended Loan Agreement), Gazprombank shall (irrespective of whether Gazprombank has incurred any losses) on the Write Down Measure Effective Date firstly, irrevocably (without the need for the consent of the Issuer or the Trustee) cancel any interest accrued to (but excluding) the Write Down Measure Effective Date (including any interest that had previously accrued but was deferred and remains unpaid at such time pursuant to Clause 4.5 of the Loan Agreement) by the relevant Interest Cancellation Amount (as defined in the Amended Loan Agreement) and secondly, if the Interest Cancellation Measure (as defined in the Amended Loan Agreement), together with cancellation of accrued interest on Parity Write Down Instruments (as defined in the Amended Loan Agreement) in full is insufficient to remedy the Write Down Event, irrevocably (without the need for the consent of the Issuer or the Trustee) reduce the then outstanding principal amount of the Loan by the relevant Write Down Amount (as defined in the Amended Loan Agreement).

Once the principal amount of the Loan has been written down in accordance with Clause 8 of the Amended Loan Agreement, the principal amount so written down may not be restored under any circumstances, including where the relevant Write Down Event(s) is no longer continuing. Any interest payment that has been cancelled in accordance with Clause 8 of the Amended Loan Agreement, shall not accumulate or be payable at any time thereafter, including where the relevant Write Down Event(s) is no longer continuing. No Interest shall accrue from the Write Down Measure Effective Date and as long as a Write Down Event(s) is continuing. The accrued interest may be cancelled and the Loan may be written down in accordance with Clause 8 of the Amended Loan Agreement on more than one occasion. None of the Issuer, the Trustee or any Noteholder shall have any right to such cancelled or written down amounts whether in a bankruptcy or dissolution of Gazprombank or otherwise, and such non-payment shall not constitute an event entitling the Issuer to accelerate the Loan.

If a Write Down Event occurs, the principal amount of the Notes and/or interest amount then due in respect of the Notes (as applicable) will be subject to write-down and cancellation in an amount equal to the principal amount of the Loan and/or interest amount then due in respect of the Loan so written down and/or cancelled (as applicable) in accordance with Clause 8 of the Amended Loan Agreement upon the occurrence of a Write-Down Event. Any such write-down or cancellation will result in the Noteholders losing the relevant interest or principal amount of the Notes so written-down or cancelled. Accordingly, Noteholders should be aware that they may lose their entire investment in the Notes. In the event that the entire principal amount of the Notes is written down, the Notes will be cancelled.

Consequently, investors may lose all or part of their investment following the occurrence of a Write Down Event. To the extent that part of the principal amount of the Loan has been written down, interest will continue to accrue only on the then outstanding principal amount (as so written down) of the Loan. Consequently, the amount of interest payable (if any) on the Notes will be correspondingly smaller following implementation of the write down measures in respect of part only of the principal amount of the Loan.

Neither the Trustee nor any Agent shall have any responsibility for, or liability or obligation in respect of, any loss, claim or demand incurred as a result of or in connection with a Write Down Event or any consequent Interest Cancellation (as defined in the Amended Loan Agreement) or Write Down (as defined in the Amended Loan Agreement) or cancellation or write down of the Notes or write down or cancellation of any claims in respect thereof, and neither the Trustee nor the Agents shall be responsible for any monitoring or calculation or determination or the verification of any calculation or determination in connection with the same.

Noteholders will not have any rights against Gazprombank, the Issuer, the Trustee or the Agents with respect to (i) the repayment of such principal amount of the Notes so written-down or (ii) the payment of interest amounts then due in respect of the Notes (as applicable) so written-down.

Furthermore, upon the occurrence of a Write Down Event and the Write Down Measure Effective Date, Noteholders will not (i) receive any shares or other participation rights in the Issuer or Gazprombank or be entitled to any other participation in the upside potential of any equity or debt securities issued by the Issuer or Gazprombank, or (ii) be entitled to any compensation in the event of any further change in Common Equity Tier 1 Capital Ratio or in the event that the bankruptcy prevention measures referred to above are withdrawn, otherwise halted or completed. A write-down of a principal amount of the Notes may occur even if existing shares of Gazprombank or the Issuer remain outstanding.

CBR Consent

While the Addendum to the Loan Agreement has been submitted to the CBR for its review and has been preliminarily approved by the CBR, neither the amendments to each of the Conditions, the Global Note, the Issue Terms, the Supplemental Trust Deed and the Paying Agency Agreement nor the draft of the Call Option Agreement have been submitted to the CBR, as these are documents that are not subject to any mandated CBR review process under the applicable regulatory regime. As such, the CBR has not reviewed such amendments and documents, nor has it given any formal opinion on such matters nor the wider amendments to the Notes structure. The Proposals seek to improve the regulatory recognition of the Loan under both Regulation 215-P and Regulation 395-P, see “Proposals—Background to the Proposals”. Under the terms of such the Proposals (A) the redemption of the Loan (subject to prior CBR consent) on any Prepayment Date (as defined in the original Loan Agreement) pursuant to Clause 5.2.3 of the original Loan Agreement will be deferred until 25 April 2024 or any subsequent Interest Payment Date, (B) the Notes will be revised such that a new call option, exercisable on any “Optional Redemption Date” (as defined in the new Condition 6(g) proposed under the Proposals) will be inserted into the Conditions by way of a new Condition 6(g) (as funded and triggered by Gazprombank pursuant to the Call Option Agreement) and (C) the new Clause 5.5 of the Loan Agreement which provides for cancellation of the Loan Agreement (subject to prior CBR consent) upon redemption of the Notes pursuant to such new Condition 6(g) will be inserted into the Loan Agreement. While the prepayment of the Loan Agreement pursuant to Clause 5.2.3 of the original Loan Agreement and the cancellation of the Loan proposed pursuant to the new Clause 5.5 of the revised Loan Agreement both require prior CBR consent, it is not clear whether the change to both the approach to prepayment/cancellation of the Loan on such original Prepayment Date/Optional Redemption Date (starting from 25 April 2018) and the wider structure in respect of which the CBR has not issued any approval, other than the preliminary approval of the Addendum, could change the likelihood of the CBR giving its consent, pursuant to the new Clause 5.5, to the cancellation of the Loan upon the redemption of the Notes on any Optional Redemption Date and as such the likelihood of the Notes being redeemed at such time.

TERMS OF THE CONSENT SOLICITATION

Subject as provided herein, the Issuer and Gazprombank, acting jointly, hereby invites each Noteholder to vote in favour of the Extraordinary Resolution in respect of its Notes.

Noteholders who need assistance with respect to the procedures for participating in the Consent Solicitation, or who require additional information from the Issuer or Gazprombank with respect to the Issuer, Gazprombank or the terms of this Consent Solicitation, should contact the Tabulation Agent, the contact details for which are on the last page of this Consent Solicitation Memorandum.

Noteholders and Beneficial Owners are advised to check with any broker, dealer, bank, custodian, trust company or other nominee through which they hold the Notes whether such intermediary would require to receive instructions to participate in, withdraw or (in the limited circumstances in which revocation is permitted) revoke their Consent Instruction before the deadlines specified in this Consent Solicitation Memorandum. The deadlines set by each Clearing System for the submission of Consent Instructions may also be earlier than the relevant deadlines specified in this Consent Solicitation Memorandum.

Only Direct Participants may submit Consent Instructions. Each Noteholder that is not a Direct Participant must arrange for the Direct Participant through which it holds the relevant Notes to submit a Consent Instruction, as the case may be, on its behalf to the relevant Clearing System prior to the deadline(s) specified by such Clearing System and so as to be received by the Tabulation Agent prior to the Early Consent Deadline or Expiration Time, as applicable.

A separate Consent Instruction must be submitted on behalf of each Beneficial Owner. There are no guaranteed delivery procedures provided by the Issuer or Gazprombank in connection with the Consent Solicitation.

1.	The Consent Solicitation

(1)	A Noteholder may vote in respect of the Extraordinary Resolution and appoint the Tabulation Agent as its proxy to attend the Meeting and vote in favour of the Extraordinary Resolution, on the terms and conditions set out in this Consent Solicitation Memorandum, in respect of all or some only of the outstanding Notes held by it, by submitting or arranging for the submission of a duly completed and valid Consent Instruction to the relevant Clearing System in accordance with the requirements of the relevant Clearing System and in the manner specified herein. Noteholders may submit a Consent Instruction at any time during the Consent Period and prior to the Expiration Time, or until such later date and time as the Issuer and Gazprombank, acting jointly, may determine, subject always to applicable law, the provisions of Schedule 5 of the Trust Deed and the provisions of paragraph 4 (Amendment, Extension, Termination and Subsequent Invitations) below.

(2)	Prior to the Expiration Time, the Issuer and Gazprombank, acting jointly, may amend, extend, re-open or terminate the Consent Solicitation, each as further described in paragraph 4 (Amendment, Extension, Termination and Subsequent Invitations) below.

(3)	Noteholders may only submit Consent Instructions in principal amounts of U.S.$200,000 or integral multiples of U.S.$1,000 in excess thereof.

(4)	The submission by or on behalf of a Noteholder of a Consent Instruction, which is not validly revoked, will automatically appoint the Tabulation Agent (or its nominee) as its proxy to attend the Meeting (and any adjourned Meeting) and to vote in favour of the Extraordinary Resolution in respect of the Notes which are the subject of the Consent Instruction.

(5)

Subject to the conditions set out herein, the Issuer (or its nominee), providing that it has received the same from Gazprombank, will pay to the relevant Noteholder (i) the Early Consent Fee in respect of

Notes which are the subject of a valid Consent Instruction which has been submitted and received by the Tabulation Agent at or prior to the Early Consent Deadline and not withdrawn on or prior to the conclusion of the Meeting or (ii) the Late Consent Fee in respect of Notes which are the subject of a valid Consent Instruction which has been submitted and received by the Tabulation Agent after the Early Consent Deadline but at or prior to the Expiration Time and not validly withdrawn or revoked on or prior to the conclusion of the Meeting and, in either case, which remains in full force and effect until the conclusion of the Meeting (and any adjourned Meeting) and subject to subparagraph (6) below or (iii) the Non-Participation Fee in respect of Notes which are not the subject of a valid Consent Instruction because (x) such Noteholder does not vote at all (y) revokes its instructions or unblocks its Notes or (z) by submitting the Consent Instruction, such Noteholder is unable to make the representations contained in paragraph 6 below, but in each case, only in the event that the Extraordinary Resolution is passed at the Meeting.

(6)	A Noteholder will not be eligible to receive the Early Consent Fee for Consent Instructions submitted after the Early Consent Deadline but may be eligible to receive the Late Consent Fee (as provided herein). A Noteholder will not be eligible to receive the Late Consent Fee, the Early Consent Fee or the Non-Participation Fee if such Noteholder votes against the Extraordinary Resolution, votes other than by Consent Instruction or if the Extraordinary Resolution is not passed at the Meeting.

(7)	It is a condition to the Issuer’s and Gazprombank’s (acting jointly) obligation to pay or procure the payment of the Early Consent Fee, the Late Consent Fee and the Non-Participation Fee that the Extraordinary Resolution is passed and becomes effective in accordance with its terms. Such condition is waivable at the discretion of the Issuer and Gazprombank, acting jointly.

2.	Consent Instructions

(1)	A Noteholder must clearly state in its Consent Instruction:

(a)	the aggregate principal amount of the Notes in respect of which it wishes the Tabulation Agent (or its nominee) as proxy to vote in favour of the Extraordinary Resolution; and

(b)	the name of the Direct Participant and the securities account number at the relevant Clearing System in which the Notes are held.

(2)	Each Consent Instruction must appoint the Tabulation Agent (or its nominee) as its proxy to attend the Meeting (and any adjourned Meeting) and to vote in favour of the Extraordinary Resolution in respect of the Notes which are the subject of the Consent Instruction, as the case may be, and in accordance with the terms of the Consent Solicitation.

Subject to sub-paragraph (3) below, the authorisations, instructions and requests in this sub-paragraph (2) are irrevocable. Noteholders submitting Consent Instructions must also procure that Euroclear or Clearstream blocks the Notes which are the subject of the Consent Instruction in accordance with the procedures set out in paragraphs 3 (Procedures in Respect of the Clearing Systems) and 4 (Amendment, Extension, Termination and Subsequent Invitations) below.

(3)	A Consent Instruction submitted by or on behalf of a Noteholder before the Early Consent Deadline may be withdrawn by that Noteholder by submission to the Tabulation Agent of a withdrawal instruction, by a properly transmitted message, in accordance with the procedures of the relevant Clearing System, in the following circumstances only:

(a)	in the circumstances described in paragraph 5 (Amendment of Consent Solicitation and Withdrawal Rights) below; or

(b)	at any time prior to the Early Consent Deadline but not thereafter.

Following such withdrawal the vote in favour shall lapse. Following such withdrawal, the Tabulation Agent will advise the relevant Clearing System that the relevant Notes should be unblocked. Any such withdrawal will render the Noteholder withdrawing such instruction ineligible to receive the Early Consent Fee unless a valid Consent Instruction is delivered to and received by the Tabulation Agent prior to the Early Consent Deadline.

Noteholders who wish to exercise their right of withdrawal having validly submitted Consent Instructions through the relevant Clearing System, must submit an electronic withdrawal instruction in accordance with the requirements of the relevant Clearing System, which electronic withdrawal instruction must be received by the Tabulation Agent prior to the Early Consent Deadline or in the case of a Consent Instruction given after the Early Consent Deadline, the Expiration Time. To be valid, such instruction must specify the Notes to which the original Consent Instruction (as applicable) related, the securities account to which such Notes are credited and any other information and documentation required by the relevant Clearing System and the Tabulation Agent.

(4)	Subject to sub-paragraph (3) above, the submission by or on behalf of a Noteholder of a Consent Instruction shall constitute an irrevocable and binding instruction to appoint the Tabulation Agent (or its nominee) as its proxy to attend the Meeting (and any adjourned Meeting) and to vote in favour of the Extraordinary Resolution in respect of the Notes which are the subject of the relevant Consent Instruction, subject to the terms and conditions set out herein.

(5)	By submitting a Consent Instruction, the Noteholder is deemed to represent, warrant and undertake to the Issuer, Gazprombank, the Tabulation Agent and the Joint Solicitation Agents that with effect from, and including, the date on which the Consent Instruction was submitted until the Payment Date or, in the case of Notes in respect of which the vote in favour has been withdrawn under sub-paragraph (3) above, following the receipt by the Tabulation Agent of the relevant withdrawal instruction that:

(a)	such Notes are, at the time of submission of the Consent Instruction, and will continue to be, held by it or on its behalf at Euroclear or Clearstream; and

(b)	such Notes have been blocked (and will remain blocked) in the securities account to which such Notes are credited in the relevant Clearing System.

The receipt of a Consent Instruction (as applicable) by the relevant Clearing System will be acknowledged in accordance with the standard practices of such Clearing System and will result in the blocking of the relevant Notes in the Noteholder’s account at the relevant Clearing System so that no transfers may be effected in relation to such Notes. By blocking such Notes in the relevant Clearing System, each Direct Participant will be deemed to consent to have the relevant Clearing System provide details concerning such Direct Participant’s identity to the Tabulation Agent, the Issuer, Gazprombank and the Joint Solicitation Agents.

(6)	Upon the terms and subject to the conditions herein, the Issuer and Gazprombank, acting jointly, (or any person nominated by the Issuer and Gazprombank, acting jointly) will accept votes in favour of the Proposals. It is a condition of the Issuer’s obligation (or such other person’s obligation) to pay the Early Consent Fee, the Late Consent Fee and the Non-Participation Fee that the Extraordinary Resolution has been passed at the Meeting and becomes effective in accordance with its terms. Such condition may be waived at the absolute discretion of the Issuer and Gazprombank, acting jointly.

3.	Procedures in Respect of the Clearing Systems

(1)

Each Noteholder must procure that Notes subject to a Consent Instruction, have been blocked in the securities account to which they are credited in the relevant Clearing System with effect from, and including, the day on which the Consent Instruction is delivered to the Tabulation Agent, so that no transfers of such Notes may be effected at any time after such date until such date that such Notes are unblocked pursuant to the terms herein. Notes should be blocked in accordance with the procedures of the relevant Clearing System and the deadlines required by the relevant Clearing System. The Issuer, Gazprombank and the Tabulation Agent shall be entitled to treat the submission of a Consent Instruction as a confirmation that such Notes have been so blocked. The Tabulation Agent may require the relevant Clearing System to confirm in writing that such Notes have been blocked with effect from the date of submission of the Consent Instruction. In the event that the relevant Clearing System fails to provide such confirmation, the Tabulation Agent shall inform the Issuer and Gazprombank and the Issuer and Gazprombank, acting jointly, shall be entitled, but not obliged, to reject the Consent Instruction and if rejected, the vote in favour in respect thereof shall be treated as not having been made.

(2)	Beneficial Owners who are not Direct Participants in Euroclear or Clearstream must contact their broker, dealer, bank, custodian, trust company or other nominee to arrange for their Direct Participant in Euroclear or Clearstream through which they hold Notes to submit a Consent Instruction on their behalf to be received by the Tabulation Agent prior to the Expiration Time (and, in order to be eligible to receive the Early Consent Fee, to be so received on or prior to the Early Consent Deadline). The Beneficial Owners that are held in the name of a broker, dealer, bank, custodian, trust company or other nominee should contact such entity sufficiently in advance of the Early Consent Deadline or Expiration Time, as applicable, if they wish to vote in favour of the Extraordinary Resolution and procure that the Notes are blocked in accordance with the procedures of the relevant Clearing System and the deadlines imposed by such Clearing System.

(3)	Direct Participants in Euroclear or Clearstream voting in favour shall be deemed to have given authority to Euroclear or Clearstream to disclose their identity to the Tabulation Agent, the Issuer, Gazprombank and the Joint Solicitation Agents upon submission of a Consent Instruction.

(4)	Noteholders and Beneficial Ownerswho are not Direct Participants in Euroclear or Clearstream who wish to withdraw their Consent Instruction should contact the relevant Clearing System or their broker, dealer, bank, custodian, trust company or other nominee, as applicable, in sufficient time before the Meeting is held.

4.	Amendment, Extension, Termination and Subsequent Invitations

(5)	Subject to paragraph 5 below (“Amendment of Consent Solicitation and Withdrawal Rights”), but notwithstanding any other provision of the Consent Solicitation, the Issuer and Gazprombank, acting jointly, reserve the right, subject to applicable laws and the provisions of Schedule 5 of the Principal Trust Deed, at any time prior to the Expiration Time to amend the Early Consent Fee, the Late Consent Fee or the Non-Participation Fee, or to extend the Early Consent Deadline and/or the Expiration Time. The Issuer and Gazprombank, acting jointly, reserve the right, subject to the terms and conditions set out herein, to amend the Consent Solicitation in any respect or to terminate the Consent Solicitation by giving written notice of such amendment or termination to the Tabulation Agent. The Issuer and Gazprombank, acting jointly, may also, subject to applicable law and the provisions of Schedule 5 of the Principal Trust Deed, re-open the Consent Solicitation, following the expiry of the Consent Period, for such period(s) as it may in its discretion decide. The Issuer and Gazprombank, acting jointly, will notify Noteholders of any such amendment, extension, re-opening or termination of the Consent Solicitation as soon as is reasonably practicable thereafter in accordance with paragraph 6(3) below and “Proposals—Announcements”. The Issuer and Gazprombank, acting jointly, may, if they deem it appropriate, and shall where required by applicable law, permit Noteholders to withdraw Consent Instructions during any such extension or re-opening of the Consent Solicitation.

(6)	Unless the Issuer and Gazprombank, acting jointly, notify the Noteholders otherwise, and subject to applicable law and the provisions of Schedule 5 of the Principal Trust Deed, any extension of the Early Consent Deadline in respect of the Consent Solicitation or the setting of a new Early Consent Deadline in respect of the Consent Solicitation shall not permit any Noteholder who has submitted a Consent Instruction to withdraw its vote in favour after the original Early Consent Deadline relating to that Noteholder’s vote in favour, has passed.

(7)	The Issuer and Gazprombank, acting jointly, may, subject to paragraph 5 (Amendment of Consent Solicitation and Withdrawal Rights) below, at any time prior to the Expiration Time make a new invitation to Noteholders to vote in favour of the Extraordinary Resolution on such terms as they may determine. The Issuer and Gazprombank, acting jointly, will notify Noteholders of any such new invitation as soon as is reasonably practicable thereafter in accordance with paragraph 6(3) below.

(8)	Subject to paragraph 2(3) above and paragraph 5 (Amendment of Consent Solicitation and Withdrawal Rights) below, each Noteholder agrees that Consent Instructions submitted to the Tabulation Agent before any new Consent Solicitation or amended Consent Solicitation is made will continue to be valid and binding following the new Consent Solicitation or amended Consent Solicitation. If the Issuer and Gazprombank, acting jointly, so elect, subject to paragraph 5 below, any votes in favour made prior to the new Consent Solicitation or amended Consent Solicitation will be deemed to be made on the terms of the new Consent Solicitation or amended Consent Solicitation.

5.	Amendment of Consent Solicitation and Withdrawal Rights

Subject to applicable law and the provisions of Schedule 5 of the Principal Trust Deed, if the Issuer and Gazprombank, acting jointly, decrease the Early Consent Fee, the Late Consent Fee or Non-Participation Fee, or make a new invitation to Noteholders to vote in favour of the Extraordinary Resolution for reduced Consent Fees, or amend the terms of the Consent Solicitation in any other way or make a new invitation to Noteholders to vote in favour of the Extraordinary Resolution on different terms which, in the sole opinion of the Issuer and Gazprombank, acting jointly, in accordance with applicable law and the provisions of Schedule 5 of the Principal Trust Deed, are materially less beneficial for Noteholders (considered as a class), then the Issuer and Gazprombank, acting jointly, will, extend the Consent Solicitation for a period deemed by the Issuer and Gazprombank, acting jointly, to be sufficient, acting in accordance with applicable law and the provisions of Schedule 5 of the Principal Trust Deed, to permit Noteholders to deliver or revoke their Consent Instruction in respect of such votes in favour and, whether such notice is given before or after the Early Consent Deadline, such Noteholders shall thereupon be entitled, for the period so determined by the Issuer and Gazprombank, acting jointly, to be appropriate, acting in accordance with applicable law and the provisions of Schedule 5 of the Principal Trust Deed, to withdraw any Consent Instruction given by them, in accordance with the procedure set out in paragraph 2(3) above. When considering whether a matter is, or is not, materially less beneficial for Noteholders, the Issuer and Gazprombank, acting jointly, shall not be obliged to have regard to the individual circumstances of particular Noteholders.

6.	Additional Terms of the Consent Solicitation

(1)	All communications, payments, notices, cheques or certificates to be delivered to or by a Noteholder will be delivered by or sent to or by it at its own risk.

(2)	The submission of a Consent Instruction to the relevant Clearing System will be deemed to constitute an agreement, acknowledgement, undertaking, representation and warranty by the Noteholder and any Direct Participant submitting such Consent Instruction on such holder’s behalf to each of the Issuer, Gazprombank, the Joint Solicitation Agents and the Tabulation Agent that at the time of submission of the Consent Instruction at the Early Consent Deadline or Expiration Time (as applicable) and on the Payment Date:

(a)	it acknowledges that it has received and reviewed, understands and accepts the terms, conditions, risk factors and other considerations set out in the Consent Solicitation Memorandum;

(b)	it consents and authorises the relevant Clearing System to provide the Tabulation Agent, the Issuer, Gazprombank and the Joint Solicitation Agents with details of their identity;

(c)	it acknowledges that none of the Issuer, Gazprombank, the Joint Solicitation Agents, the Tabulation Agent and the Trustee or any of their respective affiliates, directors, officers, employees or agents has made any recommendation as to whether to vote in favour of the Extraordinary Resolution and it represents that it has made its own decision with regard to voting in favour of the Extraordinary Resolution based on any independent financial, legal and tax advice that it has deemed necessary to seek;

(d)	it acknowledges that all authority conferred or agreed to be conferred pursuant to these acknowledgements, representations, warranties and undertakings and every obligation of the Noteholder voting in favour of the Extraordinary Resolution shall to the extent permitted by applicable law be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the Noteholder voting in favour of the Extraordinary Resolution and shall not be affected by, and shall survive, the death or incapacity of the Noteholder voting in favour of the Extraordinary Resolution, as the case may be;

(e)	it acknowledges that none of the Issuer, Gazprombank, the Joint Solicitation Agents, the Tabulation Agent, the Trustee or any of their respective affiliates, directors, officers, employees or agents has given it any information with respect to the Consent Solicitation save as expressly set out in the Consent Solicitation Memorandum and any notice in relation thereto;

(f)	it acknowledges that no information has been provided to it by the Issuer, Gazprombank, the Joint Solicitation Agents, the Tabulation Agent, the Trustee or any of their respective affiliates, directors, officers, employees or agents with regard to the tax consequences to Noteholders or Beneficial Owners arising from the Extraordinary Resolution, the receipt of the Early Consent Fee or the Late Consent Fee and hereby acknowledges that it is solely liable for any taxes and similar or related payments imposed on it under the laws of any applicable jurisdiction as a result of its participation in the Consent Solicitation and agrees that it will not and does not have any right of recourse (whether by way of reimbursement, indemnity or otherwise) against the Issuer, Gazprombank, the Joint Solicitation Agents, the Tabulation Agent, the Trustee or any of their affiliates, directors, officers, employees, agents or any other person in respect of such taxes and payments;

(g)	it acknowledges that (i) it will be paid any cash amounts owed to it (if any) in U.S. dollars and (ii) such cash amounts will be deposited by or on behalf of the Issuer, providing that it has received the same from Gazprombank, or the Issuer’s nominee with the relevant Clearing System on the Payment Date and that such deposit will be good discharge for the Issuer;

(h)	each Joint Solicitation Agent may submit Consent Instructions for its own account as well as on behalf of other Noteholders;

(i)	it has observed the laws of all relevant jurisdictions, obtained all requisite governmental, exchange control or other required consents, complied with all requisite formalities and paid any issue, registration, transfer or other taxes, duties or requisite payments due from it in each respect in connection with the Consent Solicitation or vote in favour or acceptance of the Proposals, in any jurisdiction and that it has not taken or omitted to take any action in breach of the representations or which will or may result in the Issuer, Gazprombank or any other person acting in breach of the legal or regulatory requirements of any such jurisdiction in connection with the Consent Solicitation or any votes in favour or the Proposals;

(j)	it has full power and authority to vote in the Meeting;

(k)	until the earliest of the Payment Date or (in the case of Notes in respect of which a Consent Instruction has been withdrawn under paragraph 2(3) above) the date of receipt by the Tabulation Agent of the relevant withdrawal instruction, it holds and will hold, the Notes specified in the Consent Instruction in the account(s) specified in the Consent Instruction. It further hereby represents, warrants and undertakes that, in accordance with the procedures of Euroclear or Clearstream, as the case may be, and by the deadline required by Euroclear or Clearstream, as the case may be, it has irrevocably instructed Euroclear or Clearstream, as the case may be, to block such Notes with effect on and from the date of the Consent Instruction so that, at any time pending the Payment Date, no transfers of such Notes may be effected; and it hereby represents, warrants and undertakes that it has delivered an individual, matching blocking instruction in respect of the relevant Notes specified in the Consent Instruction to Euroclear or Clearstream, as the case may be, and has ensured that the relevant blocking instruction can be allocated to such Notes;

(l)	each Consent Instruction is made on the terms and conditions set out in this Consent Solicitation Memorandum;

(m)	it acknowledges that (i) it may not rely, and has not relied, on any investigation that the Joint Solicitation Agents, any of their affiliates or any person acting on their behalf may have conducted with respect to the Notes, the Issuer or Gazprombank, and none of such persons has or affiliates have made any representation to us, express or implied, with respect to the Issuer, Gazprombank and the Notes; (ii) it has received all information that it believes is necessary or appropriate in connection with this Consent Solicitation; (iii) it has made its own assessment and has satisfied itself concerning the relevant tax, legal, currency and other economic consideration relevant to its investment in the Notes; and (iv) it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Notes; and

(n)	each Consent Instruction is being submitted in compliance with all applicable law and/or regulations of the jurisdiction in which the Noteholder is located and/or in which it is resident and no registration, approval or filing with any regulatory authority of such jurisdiction is required in connection with each such instruction.

If the relevant Noteholder is unable to give any of the representations and warranties described in (a) to (n) above, such Noteholder should contact the Joint Solicitation Agents.

(3)	Save as otherwise provided herein, any notice or announcement given to a Noteholder in connection with the Consent Solicitation will be deemed to have been duly given if delivered to the Tabulation Agent for onward transmission to the Clearing Systems.

(4)	Each Noteholder submitting a Consent Instruction in accordance with its terms shall be deemed to have agreed to indemnify the Trustee, the Issuer, Gazprombank, the Joint Solicitation Agents, the Tabulation Agent and any of their respective affiliates, directors, officers, employees or agents against all and any losses, costs, claims, liabilities, expenses, charges, actions or demands which any of them may incur or which may be made against any of them as a result of any breach of any of the terms of, or any of the representations, warranties and/or undertakings given pursuant to, such vote in favour by such Noteholder.

(5)	The Issuer and Gazprombank, acting jointly, may in their sole and absolute discretion elect to treat as valid a Consent Instruction not complying in all respects with the terms of the Consent Solicitation or in respect of which the relevant Noteholder does not comply with all the subsequent requirements of these terms.

(6)	This Consent Solicitation Memorandum, the Consent Solicitation and each Consent Instruction and any non-contractual obligations arising out of or in connection with any of the aforesaid shall be governed by and construed in accordance with English law. By voting in favour of the Extraordinary Resolution, a Noteholder irrevocably and unconditionally agrees for the benefit of the Issuer, Gazprombank, the Joint Solicitation Agents, the Tabulation Agent and the Trustee that the courts of England are to have jurisdiction to settle any disputes which may arise in connection with the Consent Solicitation Memorandum, the Consent Solicitation and each Consent Instruction and any non-contractual obligations arising out of or in connection with any of the aforesaid or any of the documents referred to above and that, accordingly, any suit, action or proceedings arising out of or in connection with the foregoing may be brought in such courts.

(7)	None of the Issuer, Gazprombank, the Joint Solicitation Agents, the Tabulation Agent, the Trustee or any of their respective affiliates, directors, officers, employees or agents makes any recommendation as to whether or not to accept the Consent Solicitation or otherwise to exercise any rights in respect of the Notes. Noteholders must make their own decision with regard to voting in favour of the Extraordinary Resolution based on any financial, legal and tax advice it has deemed necessary to seek.

(8)	Subject to applicable law and the provisions of Schedule 5 of the Principal Trust Deed, the interpretation of the Issuer and Gazprombank, acting jointly, of the terms and conditions of the Consent Solicitation and any vote in favour (including any instructions in the Consent Instruction) shall be final and binding. Subject to applicable law and the provisions of Schedule 5 of the Principal Trust Deed, the Issuer, Gazprombank or the Tabulation Agent (on behalf of the Issuer and Gazprombank) may: (a) in its absolute discretion reject any Consent Instruction submitted by a Noteholder or (b) in its absolute discretion elect to treat as valid a Consent Instruction not complying in all respects with the terms of the Consent Solicitation or in respect of which the relevant Noteholder does not comply with all the subsequent requirements of these terms and such determination will be final and binding.

(9)	Unless waived by the Issuer and Gazprombank, acting jointly, any irregularities in connection with any Consent Instruction must be cured within such time as the Issuer and Gazprombank, acting jointly, shall in their absolute discretion determine. None of the Issuer, Gazprombank, the Joint Solicitation Agents, the Tabulation Agent, the Trustee, any of their respective affiliates, directors, officers, employees, agents, or any other person will be under any duty to give notification of any defects or irregularities in such Consent Instruction, nor will any of such entities or persons incur any liability for failure to give such notification.

(10)

If any communication (whether electronic or otherwise) addressed to the Issuer, Gazprombank, or the Tabulation Agent is communicated on behalf of a Noteholder by an attorney-in-fact, custodian, trustee, administrator, director or officer of a corporation or any other person acting in a fiduciary or representative capacity (other than a Direct Participant in its capacity as such) that fact must be indicated in the relevant communication, and a power of attorney or other form of authority, in a form satisfactory to the Issuer and Gazprombank, acting jointly, must be delivered to the Tabulation Agent by the end of the Consent Period. Failure to submit such evidence as aforesaid may result in rejection of the acceptance. Neither the Issuer, Gazprombank nor the Tabulation Agent shall have any responsibility to check the genuineness of any such power of attorney or other form of authority so delivered and may conclusively rely on, and shall be protected in acting in reliance upon, any such power of attorney or other form of authority.

(11)	None of the Issuer, Gazprombank, the Joint Solicitation Agents, the Tabulation Agent, the Trustee or any of their respective affiliates, directors, officers, employees or agents accepts any responsibility whatsoever for failure of delivery of any Consent Instruction or any other notice or communication or any other action required under these terms. The determination of the Issuer and Gazprombank, acting jointly, in respect of any Consent Instruction or any other notice or communication shall be final and binding. The Tabulation Agent may, where appropriate, consult with the Issuer and Gazprombank when making such determination on behalf of the Issuer and Gazprombank.

7.	Payment Date

Subject to the terms and conditions set out herein, on the Payment Date the Issuer (or its nominee), providing that it has received the same from Gazprombank will pay (i) to all Noteholders who have validly submitted (and not withdrawn) a Consent Instruction on or prior to the Early Consent Deadline, the Early Consent Fee (ii) to all Noteholders who have validly submitted (and not withdrawn) a Consent Instruction after the Early Consent Deadline but, at or prior to the Expiration Time, the Late Consent Fee and (iii) to all Noteholders who qualify pursuant to the terms of paragraph 1(5) above, the Non-Participation Fee.

8.	Withholding Tax

All payments by or on behalf of the Issuer and/or Gazprombank for the purpose of this Consent Solicitation will be made without deduction or withholding for or on account of any present or future taxes or duties of whatever nature imposed or levied by or on behalf of the Russian Federation or Ireland or any authority thereof or therein having the power to tax, unless the deduction or withholding of such taxes or duties is required by law.

Noteholders are solely liable for any taxes and similar or related payments imposed on them under the laws of any applicable jurisdiction as a result of their submission of Consent Instructions and Noteholders should take their own tax advice in relation to the tax consequences of voting in favour of the Consent Solicitation pursuant to the Consent Solicitation.

JOINT SOLICITATION AGENTS AND TABULATION AGENT

The Issuer and Gazprombank have retained (i) Credit Suisse Securities (Europe) Limited and HSBC Bank plc to act as Joint Solicitation Agents for the Consent Solicitation pursuant to the terms of the Solicitation Agency Agreement and (ii) Deutsche Bank AG, London Branch to act as Tabulation Agent pursuant to the terms of the Tabulation Agreement.

Subject to certain exceptions, the Joint Solicitation Agent are only acting as solicitation agents for holders of Notes outside of the United States and with respect to the holders of the Notes who are not U.S. Persons (as defined in Regulation S of the United States Securities Act of 1933, as amended). Any holder of Notes in the United States or who is a U.S. Person should only contact the Tabulation Agent to request information related to this Consent Solicitation and copy of this Consent Solicitation Memorandum.

The Joint Solicitation Agents and their respective affiliates may contact Noteholders regarding the Consent Solicitation, and may request brokers, dealers, banks, custodians, trust companies or other nominees, to forward this Consent Solicitation Memorandum, any notice in relation thereto and related materials to Noteholders. The Solicitation Agency Agreement contains certain provisions regarding payment of fees, expense reimbursement and indemnity arrangements relating to the Consent Solicitation. The Joint Solicitation Agents and their respective affiliates have provided and continue to provide certain investment banking services to each of the Issuer and Gazprombank for which they have received and will receive compensation that is customary for services of such nature. None of the Joint Solicitation Agents or the Tabulation Agent or any of their respective directors, officers, employees, agents or affiliates assumes any responsibility for the accuracy or completeness of the information concerning the Consent Solicitation, the Issuer, Gazprombank or any of their respective affiliates contained in this Consent Solicitation Memorandum or for any failure by any of them to disclose events that may have occurred and may affect the significance or accuracy of such information.

None of the Joint Solicitation Agents or the Tabulation Agent or any of their respective directors, officers, employees, agents or affiliates makes any representation or recommendation whatsoever regarding the Consent Solicitation, or any recommendation as to whether Noteholders should participate in the Consent Solicitation.

All correspondence in connection with the Consent Solicitation should be sent or delivered by each Noteholder or a Beneficial Owner’s broker, dealer, bank, custodians, trust company or other nominee to the Tabulation Agent at the addresses and telephone number set forth on the last page of this Consent Solicitation Memorandum. The Tabulation Agent is the agent of the Issuer and Gazprombank and owes no duty to any holder of Notes.

The Joint Solicitation Agents, which are each regulated in the United Kingdom by the Financial Services Authority, are acting exclusively for the Issuer and Gazprombank and nobody else in relation to the Consent Solicitation and will not be responsible pursuant to the Solicitation Agency Agreement or otherwise for giving advice or other investment services in relation to the Consent Solicitation to any party. The Joint Solicitation Agents and/or their respective affiliates may have a holding in, or may from time to time provide advice or other investment services in relation to, or engage in transactions involving, the Notes. At any given time, the Joint Solicitation Agents may trade the Notes for their own accounts or for the accounts of customers and, accordingly, may hold a long or short position in the Notes.

If a jurisdiction requires that the Consent Solicitation be made by a licensed broker or dealer and any Joint Solicitation Agent or any of their respective affiliates is such a licensed broker or dealer in that jurisdiction, the Consent Solicitation shall be deemed to be made by such Joint Solicitation Agent(s) or such affiliate(s), as the case may be, on behalf of the Issuer and Gazprombank in such jurisdiction where it is so licensed and the Consent Solicitation is not being made in any such jurisdiction where the Joint Solicitation Agents or one of their respective affiliates is not so licensed.

SCHEDULE

FORM OF NOTICE OF MEETING

THIS NOTICE IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. IF YOU ARE IN ANY DOUBT ABOUT THE ACTION YOU SHOULD TAKE, YOU SHOULD CONSULT IMMEDIATELY YOUR STOCKBROKER, BANK MANAGER, SOLICITOR, ACCOUNTANT OR OTHER PROFESSIONAL ADVISER AUTHORISED UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000.

NOTICE OF MEETING

to each of the holders of the

GPB Eurobond Finance PLC

(the “Issuer”)

outstanding

perpetual callable U.S.$1,000,000,000 7.875 per cent. Loan Participation Notes (the “Notes”)

(ISIN: XS0848137708; Common Code: 084813770)

issued by the Issuer as Series 8

under the U.S.$15,000,000,000 Programme the (“Programme”)

for the Issuance of Loan Participation Notes to be issued by, but with limited recourse to, the Issuer for the purpose of financing loans to

Gazprombank (Open Joint-Stock Company)

(“Gazprombank”)

NOTICE IS HEREBY GIVEN that, pursuant to the provisions of Schedule 5 to the amended and restated principal trust deed, in respect of the Programme, dated 23 September 2011, between the Issuer and Citicorp Trustee Company Limited as trustee (the “Trustee”) for the holders of the Notes (the “Noteholders”) (the “Principal Trust Deed”), which is amended, in respect of the Notes, by a supplemental trust deed dated 25 October 2012 between the Issuer and Trustee dated 25 October 2012 (the “Supplemental Trust Deed”, and together with the Principal Trust Deed, the “Trust Deed”), such Trust Deed constituting the Notes, a meeting (the “Meeting”) of the Noteholders convened by the Issuer, a public limited liability company incorporated under the laws of Ireland, having its registered office at 5 Harbourmaster Place, IFSC, Dublin 1, Ireland will be held at 2:30 p.m. (London time) on 23 December 2013 at the offices of Linklaters LLP, One Silk Street, London EC2Y 8HQ for the purpose of considering and, if thought fit, passing the following resolution which will be proposed as an Extraordinary Resolution in accordance with the provisions of the Trust Deed. Unless the context otherwise requires, capitalised terms used in this notice shall bear the meanings given to them in the Trust Deed.

EXTRAORDINARY RESOLUTION

“THAT THIS MEETING (the “Meeting”) of the holders (the “Noteholders”) of the perpetual callable U.S.$1,000,000,000 7.875 per cent. Loan Participation Notes (of which U.S.$1,000,000,000 are outstanding) issued on 25 October 2012 (the “Notes”) by GPB Eurobond Finance PLC (the “Issuer”) as Series 8 under the U.S.$15,000,000,000 Programme (“Programme”) for the Issuance of Loan Participation Notes to be issued by, but with limited recourse to, the Issuer for the purpose of financing loans to Gazprombank (Open Joint-Stock Company) (“Gazprombank”), such Notes being constituted by an amended and restated principal trust deed, in respect of the Programme, dated 23 September 2011 between the Issuer and Citicorp Trustee Company Limited (the “Trustee”) (the “Principal Trust Deed”) as amended, in respect of the Notes, by a supplemental trust deed dated 25 October 2012 between the Issuer and Trustee (the “Supplemental Trust Deed”, and together with the Principal Trust Deed, the “Trust Deed”), by Extraordinary Resolution (as defined in the Trust Deed) HEREBY:

(1)	RESOLVES to assents to (and authorises, directs, requests and empowers the Trustee to consent to) the modification of the subordinated loan agreement dated 24 October 2012 (the “Loan Agreement”) between the Issuer (as lender) and Gazprombank (as borrower) as set out in the “Amendment Addendum to the Subordinated Loan Agreement dated 24 October 2012” to be entered into between the Issuer and Gazprombank, the draft of which is attached as Schedule 1 to this Notice of Meeting (the “Addendum”).

(2)	RESOLVES to assent to (and authorises, directs, requests and empowers the Trustee to consent to) the entry by the Issuer and Gazprombank into the Call Option Agreement, the draft of which is attached as Schedule 2 to this Notice of Meeting (the “Call Option Agreement”).

(3)	RESOLVES to assent to and approve the modification to the terms and conditions of the Notes set out in Schedule 1 to the Supplemental Trust Deed as follows:

The following italicised text shall be added at the end of Condition 5:

“Clause 8 of the Loan Agreement provides that if a Write Down Event (as defined in the Loan Agreement) has occurred and is continuing on the Write Down Measure Effective Date (as defined in the Loan Agreement) Gazprombank shall (irrespective of whether Gazprombank has incurred any losses) irrevocably (without the need for the consent of the Lender or the Trustee) cancel any interest accrued to (but excluding) the Write Down Measure Effective Date (as defined in the Loan Agreement) by the relevant Interest Cancellation Amount (as defined in the Loan Agreement). Any interest payment that has been Cancelled (as defined in the Loan Agreement) in accordance with Clause 8 of the Loan Agreement, shall not accumulate or be payable at any time thereafter, including where the relevant Write Down Event(s) is(are) no longer continuing. No interest shall accrue from the Write Down Measure Effective Date and as long as a Write Down Event(s) (as defined in the Loan Agreement) is(are) continuing. In such circumstances, the Issuer shall have no right to any such Cancelled interest. Consequently where interest is Cancelled or no longer accrues due to a Write Down Event continuing under the Loan Agreement, no corresponding payment of interest will be made pursuant to the Notes.”

The following text shall be added as a new Condition 6(e):

“Write Down: Pursuant to Clause 8 of the Loan Agreement, if a Write Down Event has occurred and is continuing on the Write Down Measure Effective Date, Gazprombank shall (irrespective of whether Gazprombank has incurred any losses) if the Interest Cancellation Measure (as defined in the Loan Agreement) together with cancellation of accrued interest on Parity Write Down Instruments (as defined in the Loan Agreement) in full is insufficient to remedy the Write Down Event irrevocably (without the need for the consent of the Lender or the Trustee) reduce the then Outstanding Principal Amount of the Loan by the relevant Write Down Amount, as all such terms are defined in the Loan Agreement. To the extent that, pursuant to Clause 8 of the Loan Agreement, the principal amount of the Loan is reduced, then the principal amount of each of the Notes will be written down on a pro rata basis, upon such reduction of the Loan, without any further payments due on such principal amount of each Note that is written down.”

The following text shall be added as a new Condition 6(f):

“Write-down of the Notes following a Write Down Event: The Issuer shall immediately upon receipt of a Write Down Event Notice (as defined in the Loan Agreement), give notice to the Trustee, the Agents and the Noteholders in accordance with Condition 14 giving the details contained in such Write Down Event Notice.

The Issuer shall immediately upon receipt of a Write Down Measure Notice (as defined in the Loan Agreement) give notice to the Trustee, the Agents and the Noteholders in accordance with Condition 14 that on the relevant Write Down Measure Effective Date (as defined in the Loan Agreement and as set out in the Write Down Measure Notice):

(i)	interest on the Notes in an amount equal to the interest due under the Loan being cancelled shall be automatically cancelled on the Write Down Measure Effective Date, and all references to accrued and unpaid interest in the Conditions, the Trust Deed, the Agency Agreement and the Notes shall be construed accordingly;

(ii)	to the extent applicable, a principal amount of the Notes in an amount equal to the principal amount of the Loan being Written Down (as defined in the Loan Agreement) shall automatically be written down on the Write Down Measure Effective Date and (where such principal amount is the entire principal amount of the Notes) such Notes shall be cancelled, and all references to the outstanding principal amount of the Notes in the Conditions, the Trust Deed, the Agency Agreement and the Notes shall be construed accordingly;

(iii)	the Noteholders shall be deemed irrevocably to waive their right to receive, and no longer have any rights against the Issuer or any other party with respect to repayment (as applicable) of the principal amount of the Notes and accrued and unpaid interest, in each case so written down or cancelled pursuant to paragraphs (i) and (ii) above; and

(iv)	all rights and claims of the Noteholders for and to payment of any amounts under or in respect of the Notes (including, without limitation, accrued and unpaid interest) subject to write down or cancellation pursuant to this Condition as set out in the Write Down Measure Notice, and all corresponding rights of the Noteholders to instruct the Trustee to exercise any rights in respect of such amounts written down or cancelled, shall be extinguished and shall become null and void, irrespective of whether such amounts have become due and payable prior to the relevant Write Down Measure Notice or the Write Down Measure Effective Date.

Neither the Trustee nor any Agent shall have any responsibility for, or liability or obligation in respect of, any loss, claim or demand incurred as a result of or in connection with a Write Down Event or any consequent cancellation of the Notes or write down of any claims in respect thereof, and neither the Trustee nor the Agents shall be responsible for any monitoring or calculation or determination or the verification of any calculation or determination in connection with the same. Notwithstanding any other provision of these Conditions, an Interest Cancellation or a Write Down shall not constitute an Acceleration Event (or a Potential Acceleration Event) (each as defined in the Loan Agreement) or a default by Gazprombank under a Loan Agreement.”

The following text shall be added as a new Condition 6(g):

“Call Option: The Issuer may, on any Interest Payment Date beginning with that falling on, or nearest to 25 April 2018 and ending on that falling on, or nearest to 25 October 2023 (the “Optional Redemption Date”), on giving not less than eight days’ notice thereof to the Trustee and the Noteholders in accordance with Condition 14, redeem all, but not some only, of the Notes at their outstanding principal amount together with interest accrued to the date of redemption.

Pursuant to the Call Option Agreement, the Issuer has agreed with Gazprombank that it will, subject to the terms and conditions of the Call Option Agreement, only exercise this option to redeem the Notes upon irrevocable notice from Gazprombank.

The Issuer’s obligations in respect of this Condition to redeem and make payment for the Notes shall constitute an obligation only to account to Noteholders on the Optional Redemption Date for an amount equivalent to the sums received by or for the account of the Issuer pursuant to the Loan Agreement (in respect of interest and other amounts) and the Call Option Agreement (in respect of principal and other amounts).”

To amend the Conditions in accordance with the Schedule 1 to the Amended Supplemental Trust Deed, in order to reflect the entry by Gazprombank and the Issuer into the Call Option Agreement.

(4)	RESOLVES to assent to and approve the modification to the terms and conditions of the Notes whilst in Global Form as follows:

All references in the Global Note (except in the first sentence of second paragraph) to the “Loan Agreement” shall be construed as references to “Loan Agreement and/or Call Option Agreement, as applicable”.

The following is to be added to the Global Note:

“Suspension of settlement following notice of Write Down Event

On the date of receipt by Euroclear, Clearstream, Luxembourg or any Alternative Clearing System (as the case may be) from the Issuer for onward transmission to the accountholders of the notice specifying the Write Down Measure Effective Date (the “Suspension Date”), such clearing system(s) shall suspend all clearance and settlement of the Notes until the Business Day after the Write Down Measure Effective Date (being a Business Day on which Euroclear, Clearstream, Luxembourg or such Alternative Clearing System (as the case may be) is open for business) (the “Suspension Period”). Neither Noteholders nor accountholders will be entitled to settle the transfer of any Notes from the Suspension Date, and any sale or other transfer of the Notes that a Noteholder or accountholder may have initiated prior to the Suspension Date that is scheduled to settle during the Suspension Period will be rejected by Euroclear, Clearstream, Luxembourg, or such Alternative Clearing System (as the case may be) and will not be settled within Euroclear, Clearstream, Luxembourg or such Alternative Clearing System (as the case may be).

Write down of principal amount of the Notes following a notice of Write Down Event

On the Write Down Measure Effective Date, the principal amount of the Notes in an amount equal to the principal amount of the Loan being written down selected in accordance with the standard operating procedures of Euroclear, Clearstream, Luxembourg or such Alternative Clearing System (as the case may be) shall automatically be written down and (where such principal amount is the entire principal amount of the Notes) such Notes shall be cancelled, and all references to the outstanding principal amount of the Notes shall be construed accordingly.”

(5)

RESOLVES to assent to and approve the modification to the Issue Terms of the Notes (the “Issue Terms”) (i) so that the definition of “Conditions” therein will refer to the terms and conditions of the Notes amended pursuant to paragraph (3) of this Extraordinary Resolution, (ii) to add the words “subject to the application of any Write Down Measure pursuant to Clause 8 of the Loan Agreement” in paragraphs 10, 15(iv), 17 and 18 of such Issue Terms, (iii) paragraph 9 of such Issue Terms shall be amended to read “Subject to Clauses 4 and 8 of the Loan Agreement, 7.875 per cent. Fixed Rate per annum, payable semi-annually in arrear, until the Reset Date (as defined in the Loan Agreement) and thereafter at the relevant Interest Rate (determined in accordance with Clause 4.1 of the Loan Agreement)” and (iv) to add the words “until the Reset Date (as defined in the Loan Agreement) and thereafter at the relevant Interest Rate (determined in accordance with Clause 4.1 of the Loan Agreement)” in paragraph 15(i) of such Issue Terms;

(6)	RESOLVES to assent to and approve the modification to the Supplemental Trust Deed as follows:

The following language shall be added to Clause 1.2 of the Supplemental Trust Deed:

“References in the Principal Trust Deed to the “Assigned Rights” shall be construed as references to “Assigned Rights”, as defined herein;

References in the Principal Trust Deed to “Event of Default” shall be construed as references to “Event of Default”, as defined herein;

References in the Principal Trust Deed to the “Loan Agreement” shall be construed as references to “Loan Agreement and/or Call Option Agreement, as applicable”;.”

The following definitions shall be added to Clause 2 of the Supplemental Trust Deed:

“Addendum” means an amendment addendum to the Loan Agreement dated on or about the date of the Amended Supplemental Trust Deed between the Issuer and the Borrower;

“Assigned Rights” means the rights and benefits assigned to the Trustee in Clause 6.2 and 6.6 of this Supplemental Trust Deed;

“Assignment” means the Loan Assignment and the Call Option Assignment;

“Call Option Agreement” means the call option agreement dated on or about the date of the Amended Supplemental Trust Deed between the Issuer and the Borrower, as may be further supplemented, amended and/or restated from time to time;

“Call Option Failure to Pay Event” means a failure by the Borrower to perform its obligations under Clause 2.3 of the Call Option Agreement;

“Charge” means the Loan Charge and the Call Option Charge;

“Event of Default” means an Acceleration Event or Call Option Failure to Pay Event;”

The following shall be added as Clause 6.5 and 6.6, respectively, of the Supplemental Trust Deed:

“6.5	The Call Option Charge: The Issuer with full title guarantee and as continuing security for the payment of all sums under the Trust Deed and the Notes hereby charges in favour of the Trustee by way of first fixed charge (the “Call Option Charge”):

6.5.1	all amounts now or hereafter payable by the Borrower to the Issuer under the Call Option Agreement; and

6.5.2	the right to receive all sums which may be or become payable by the Borrower under any claim, award or judgment relating to the Call Option Agreement,

provided that, subject to this Supplemental Trust Deed, for the avoidance of doubt the Issuer shall remain legal and beneficial owner of the property subject to the Call Option Charge following the creation of the Call Option Charge.

6.6	The Call Option Assignment:

6.6.1	The Issuer with full title guarantee hereby assigns (the “Call Option Assignment”) absolutely to the Trustee for the benefit of itself and the Noteholders all the rights, title, interests and benefits, both present and future, which have accrued or may accrue to the Issuer under or pursuant to the Call Option Agreement (including, without limitation, all moneys payable to the Issuer and any claims, awards and judgments in favour of the Issuer in connection with the Call Option Agreement and the right to take any actions, steps or proceedings to enforce the rights of the Issuer thereunder) other than any rights, title, interests and benefits charged in favour of the Trustee by way of first fixed charge under Clause 6.5 above.

6.6.2	On the irrevocable and unconditional payment or discharge by the Issuer of all sums under this Supplemental Trust Deed and the Notes, the Trustee, at the request and cost of the Issuer (to the extent it receives the corresponding funds therefor from the Borrower), shall release, reassign or discharge the Assigned Rights to, or to the order of, the Issuer, provided that no such release, reassignment or discharge shall be effective unless and until any such costs are paid to or to the order of the Trustee.”

(7)	RESOLVES to authorise, direct, request and empower the Issuer (in its capacity as lender under the Loan Agreement) to concur with Gazprombank in the modifications referred to in paragraph (1) of this Extraordinary Resolution and, in order to give effect to them, forthwith to execute the Addendum in the form of the draft produced to this Meeting and for the purposes of identification initialled by the Chairman of the Meeting with such amendments (if any) to them as the Issuer shall require and the Trustee shall approve;

(8)	RESOLVES to authorise, direct, request and empower the Issuer and Gazprombank to concur in and execute the Call Option Agreement in the form of the draft produced to this Meeting and for the purposes of identification initialled by the Chairman of the Meeting with such amendments (if any) to them as the Issuer shall require and the Trustee shall approve;

(9)	RESOLVES to authorise, direct, request and empower the Trustee and Issuer to concur in and execute an amended supplemental trust deed (the “Amended Supplemental Trust Deed”) in the form of the draft produced to this Meeting and for the purposes of identification initialled by the Chairman of the Meeting with such amendments (if any) as the Issuer and/or Trustee shall require) to implement the modification of the terms and conditions of the Notes, the Global Note and the Supplemental Trust Deed as set out in paragraphs (3), (4) and (6) of this Extraordinary Resolution;

(10)	RESOLVES to authorise, direct, request and empower the Trustee to concur in and execute and deliver the supplemental paying agency agreement (the “Supplemental Paying Agency Agreement”) in the form of the draft produced to this Meeting and for the purposes of identification initialled by the Chairman of the Meeting with such amendments (if any) as the Issuer and/or Trustee shall require.

(11)	RESOLVES to sanction and assent to every abrogation, amendment, modification, compromise or arrangement in respect of the rights of the Noteholders against the Issuer or against any of its/their property whether such rights shall arise under the Trust Deed or otherwise involved in or resulting from such modifications.

(12)	RESOLVES to authorise, direct, request and empower the Trustee to concur in taking all steps considered by it in its sole discretion to be necessary, desirable or expedient to carry out and give effect to this Extraordinary Resolution; and

(13)	RESOLVES to discharge and exonerate the Trustee from all liability for which it may have become or may become liable under the Trust Deed or the Notes in respect of any act or omission including without limitation in connection with this Extraordinary Resolution or its implementation, such modifications or the implementation of those modifications.

Unless the context otherwise requires, capitalised terms used in this Extraordinary Resolution shall bear the meanings given to them in the Trust Deed.

Documents Available for Collection

Noteholders may, at any time during normal business hours on any weekday (Saturdays, Sundays and bank and other public holidays excepted) until 15 minutes prior to the Meeting, obtain (free of charge) copies of the documents set out below at the specified office of the Tabulation Agent in London set out below and at the registered office of the Issuer being 5 Harbourmaster Place, IFSC, Dublin 1, Ireland.

Documents available:

•	the Series Prospectus dated 24 October 2012 relating to the issue of the Notes;

•	the Subordinated Loan Agreement dated 24 October 2012;

•	the Principal Trust Deed;

•	the Supplemental Trust Deed;

•	the amended and restated paying agency agreement dated 23 September 2011;

•	a draft (subject to non-material modification) of the Addendum;

•	a draft (subject to non-material modification) of the Call Option Agreement;

•	a draft (subject to non-material modification) of the Amended Supplemental Trust Deed (which incorporates the Amended Issue Terms); and

•	a draft (subject to non-material modification) of the Supplemental Paying Agency Agreement.

General

The attention of Noteholders is particularly drawn to the quorum required for the Meeting and for an adjourned Meeting which is set out in “Voting and Quorum” below. Having regard to such requirements, Noteholders are strongly urged either to attend the Meeting or to take steps to be represented at the Meeting, as referred to below, as soon as possible.

The Trustee does not express any views or opinion as to the merits of the Extraordinary Resolution but the Trustee has authorised it to be stated that it has no objection to the Extraordinary Resolution being submitted to Noteholders for their consideration. The Trustee has not been involved in negotiating the Extraordinary Resolution and does not make any representation that all relevant information has been disclosed to the Noteholders in or pursuant to the Notice of Meeting. Noteholders who are unsure of the impact of the Extraordinary Resolution should seek their own independent financial, legal and tax advice, as appropriate.

The Issuer and Gazprombank will bear certain legal, accounting and other professional fees and expenses associated with the Extraordinary Resolution.

In accordance with normal practice, the Trustee has not been involved in the formulation of the Extraordinary Resolution and the Trustee expresses no views or opinion on the merits of the Extraordinary Resolution but has authorised it to be stated that it has no objection to the Extraordinary Resolution being submitted to Noteholders for their consideration. Noteholders should take their own independent financial, legal and tax advice on the merits and on the consequences of voting in favour of the Extraordinary Resolution, including any tax consequences.

Accordingly, Noteholders who are unsure of the impact of the Extraordinary Resolution should seek their own independent financial, legal and tax advice.

Voting and Quorum

The relevant provisions governing the convening and holding of the Meeting are set out in Schedule 5 to the Principal Trust Deed, copies of which are available for inspection as referred to above.

The Notes are currently represented by a global note (the “Global Note”) held by and registered in the name of Citivic Nominees Limited as nominee for Euroclear Bank SA/NV and Clearstream Banking, société anonyme (the “Clearing Systems”, and each a “Clearing System”). Each person (a “Beneficial Owner”) who is the owner of a particular principal amount of the Notes, as shown in the records of Euroclear or Clearstream or its accountholders (“Direct Participants”), should note that such person will not be a Noteholder for the purposes of this Notice of Meeting and will only be entitled to attend and vote at the Meeting or to appoint a proxy to do so in accordance with the procedures set out below. On this basis, the only Noteholder for the purposes of this Notice of Meeting will be the registered holder of the Global Certificate which is Citivic Nominees Limited, as nominee for Euroclear and Clearstream.

A Noteholder, Beneficial Owner or Direct Participant (directly or on behalf of Noteholders or Beneficial Owners) who has submitted Consent Instructions to the Clearing Systems in accordance with the procedures set out in the Consent Solicitation Memorandum dated 29 November 2013 need take no further action in relation to voting at the Meeting in respect of the Extraordinary Resolution. By submitting or delivering a duly completed Consent Instruction to the relevant Clearing Systems, the relevant Noteholder irrevocably instructs Citivic Nominees Limited to appoint the Tabulation Agent or its nominee (nominated by it) as proxy to vote in favour of the Extraordinary Resolution and in respect of the Notes which are the subject of the Instruction.

The following paragraphs (1)-(5) apply only to Noteholders or Beneficial Owners who have not submitted or delivered or arranged for the submission or delivery of Consent Instructions to the relevant Clearing System in accordance with the Consent Solicitation Memorandum.

(1)	A Noteholder may by an instrument in writing (a “form of proxy”) in the form available from the specified office of the Registrar specified below in English signed by the Noteholder or, in the case of a corporation, executed under its common seal or signed on its behalf by its duly appointed attorney or a duly authorised officer of the corporation and delivered to the specified office of the Registrar not less than 48 hours before the time fixed for the Meeting or any adjourned Meeting appoint any person (a “proxy”) to act on his or its behalf in connection with the Meeting (or any adjourned Meeting).

(2)	A proxy so appointed pursuant to paragraph (1) above shall so long as such appointment remains in force be deemed, for all purposes in connection with the Meeting to be the Noteholder to which such appointment related and the Noteholder shall be deemed for such purposes not to be the Noteholder.

(3)	Beneficial Owners and Direct Participants who hold their interest in Notes through a Clearing System and who wish to attend and vote at the Meeting (or any adjourned Meeting) should contact the relevant Clearing System to make arrangements to be appointed as a proxy (by the Noteholder) in respect of the Notes in which they have an interest for the purposes of attending and voting at the Meeting (as set out in paragraph (1) above) (or any adjourned such meeting). The proxy to be so appointed may be selected by the Direct Participant or the Beneficial Owner (and could be the Beneficial Owner if an individual). Beneficial Owners or Direct Participants who hold their interest in Notes through a Clearing System and who do not wish to attend and vote at the Meeting (or any adjourned Meeting) should contact the relevant Clearing System to make arrangements for the Noteholder to appoint the Tabulation Agent or any two of its employees (as it shall determine) as proxy to cast the votes either for or against relating to the Notes in which he has an interest at the Meeting.

Beneficial Owners must have made arrangements for the appointment of proxies with the relevant Clearing System by not later than 48 hours before the time fixed for the Meeting and within the relevant time limit specified by the relevant Clearing System and request or make arrangements for the relevant Clearing System to block the Notes in the relevant Direct Participant’s account and to hold the same to the order of or under the control of the Registrar (save that during the period of 48 hours before the time fixed for the Meeting such instructions may not be amended or revoked).

(4)	A Direct Participant whose Notes have been so blocked will thus be able to procure that a voting instruction is given in accordance with the procedures of Euroclear or Clearstream to Citivic Nominees Limited.

(5)	Any Note(s) so held and blocked for either of these purposes will be released to the Direct Participant by the relevant Clearing System on the conclusion of the Meeting (or, if later, any adjourned such Meeting); provided, however that if the Noteholder has caused a proxy to be appointed in respect of such Note(s) prior to such time, such Note(s) will not be released to the relevant Direct Participant unless and until the Noteholder has notified the Issuer of the necessary revocation of or amendment to such proxy.

The Extraordinary Resolution may only be considered at the Meeting if the Meeting is quorate. The Meeting will be quorate if one or more persons being entitled to vote (whether as a Noteholder or as proxy or representative) is present at the Meeting who holds or represents the requisite principal amount of outstanding Notes for the quorum requirement (as set out below across from “Original Meeting”). If the Meeting is not quorate, it will be adjourned to a later time and date. When the Meeting resumes following adjournment, the Trust Deed makes provision for a lower quorum requirement (as set out below across from “Adjourned Meeting”).

If within half an hour after the time appointed for the Meeting, a quorum is not present, the Meeting shall be adjourned for such period, not being less than 14 days and not more than 42 days, as may be appointed by the Chairman of the Meeting either at or after the Meeting.

The quorum requirement is as follows:

Meeting	Quorum Requirement

Original Meeting	One or more persons present holding Notes or being proxies or representatives and holding or representing in the aggregate not less than two-thirds in principal amount of the Notes for the time being outstanding.

Adjourned Meeting	One or more persons present in person holding Notes and/or being proxies or representatives and holding or representing in the aggregate not less than one-half in principal amount of the Notes for the time being outstanding.

Every question submitted at the Meeting will be decided in the first instance by a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded by the Chairman of the Meeting, or by one or more persons present holding Notes or being proxies or representatives and holding or representing in the aggregate not less than one-fiftieth part of the principal amount of the Notes for the time being outstanding. On a show of hands every person who is present in person and who is a Noteholder or is a proxy or representative shall have one vote.

On a poll, every person who is so present shall have one vote for each U.S.$1,000 in principal amount of each Note so held or owned in respect of which he is a proxy or representative.

In case of equality of votes the Chairman of the Meeting shall, both on a show of hands and on a poll, have a casting vote in addition to the vote or votes (if any) to which he may be entitled as a Noteholder or as a proxy.

For the Extraordinary Resolution to be duly passed, it must be passed at a meeting of the Noteholders duly convened and held in accordance with the provisions of Schedule 5 of the Principal Trust Deed by the affirmative vote of holders of outstanding Notes present in person or represented by proxy or representative owning in the aggregate not less than two-thirds in principal amount of the outstanding Notes owned by the Noteholders who are so present or represented at the meeting.

If passed, the Extraordinary Resolution will be binding upon all Noteholders, whether or not they were present or represented at the Meeting and whether or not they voted at the Meeting.

(6)	This notice, and any non-contractual obligations arising out of or in connection with it, is governed by, and shall be construed in accordance with, English law.

(7)	Noteholders whose Notes are held by Clearstream or Euroclear should contact the following for further information:

Clearstream:	Corporate Action (CIE) Department Tel: (Luxembourg) +352 24 33 8070, Fax: +352 24 36 8070

Euroclear:	Custody Operations Department Tel: (Brussels) +322 224 4245, Fax: +322 224 1459

(8)	The Tabulation Agent with respect to the Proposals is:

Deutsche Bank AG, London Branch

Winchester House

1 Great Winchester Street

London EC2N 2DB

United Kingdom

Telephone: +44 207 541 7504

Email: xchange.offer@db.com

Attention: Debt & Agency Services

(9)	The Principal Paying and Transfer Agent with respect to the Notes is as follows:

Citibank, N.A., London Branch

Floor 14, Citigroup Centre

Canada Square, Canary Wharf

London E14 5LB

United Kingdom

Fax: + 353 (1) 622 4030

Attention: Agency and Trust

This notice is given by:

GPB Eurobond Finance PLC

29 November 2013

SCHEDULE 1—FORM OF THE ADDENDUM

Dated [—] 2013

GAZPROMBANK (OPEN JOINT-STOCK COMPANY)

and

GPB EUROBOND FINANCE PLC

AMENDMENT ADDENDUM TO THE SUBORDINATED LOAN AGREEMENT

DATED 24 OCTOBER 2012

Linklaters LLP

This Amendment Addendum to the Subordinated Loan Agreement (the “Addendum”) is made on [—] 2013 between:

(1)	GAZPROMBANK (OPEN JOINT-STOCK COMPANY), an open joint-stock company established under the laws of the Russian Federation whose registered office is 16 Block 1, Nametkina St., Moscow 117420 (“Gazprombank); and

(2)	GPB EUROBOND FINANCE PLC, a public limited liability company established under the laws of Ireland whose registered office is 5 Harbourmaster Place, IFSC, Dublin 1, Ireland (the “Lender”).

Whereas:

(A)	On 25 October 2012, The Lender extended to Gazprombank an unsecured subordinated deferrable loan in the amount of U.S.$1,000,000,000 (the “Original Loan”) under the U.S.$15,000,000,000 programme for the issuance of loan participation notes to be issued by, but with limited recourse to, the Lender for the purpose of financing loans to Gazprombank (the “Programme”) and on the terms and subject to the conditions of the original subordinated loan agreement dated 24 October 2012 (the “Original Agreement”)

(B)	The Original Loan was qualified as Tier 2 Capital in the Final Conclusion received from the CBR on 9 November 2012.

(C)	Gazprombank and the Lender have (with the consent of the Trustee) subsequently agreed to amend and restate the Original Agreement as set out in this Addendum with effect from the date hereof to amend the U.S.$1,000,000,000 loan (the “Loan”) on the terms set forth herein.

Now it is hereby agreed as follows:

1	Interpretation

Capitalised terms used in this Addendum but not defined in this Addendum shall have the meanings given to them in the Original Agreement. References in the Original Agreement to “this Agreement”, where the context admits, shall mean the Original Agreement as amended by this Addendum.

2	Amendment to the Original Agreement

2.1	The following definitions shall be added to or modified in Clause 1.1 (Definitions) of the Original Agreement, as the case may be:

2.1.1	“215-P Tier 1 Capital” means core capital (osnovnoi kapital) of Gazprombank within the meaning given to it in Regulation No. 215-P.

2.1.2	“395-P Tier 2 Capital” means additional capital (dopolnitelniy kapital) of Gazprombank within the meaning given to it in Regulation No. 395-P.

2.1.3	“Accounting Currency” means Russian Rouble or such other primary currency used in the presentation of Gazprombank’s accounts under Russian accounting standards from time to time.

2.1.4	“CBR Reporting Date” means the first day of each month or other date as of which pursuant to the applicable CBR regulations Gazprombank is required to report Common Equity Tier 1 Capital Ratio to the CBR.

2.1.5	“Common Equity Tier 1 Capital Ratio” means, as of any CBR Reporting Date, the Common Equity Tier 1 Capital as of such CBR Reporting Date, divided by the Risk Weighted Assets as of such CBR Reporting Date, expressed as a percentage, determined by Gazprombank pursuant to Regulation No. 395-P.

2.1.6	“Common Equity Tier 1 Capital” means, as of any CBR Reporting Date, the aggregate amount, in Russian Roubles, of items that constitute common equity tier 1 capital (bazoviy kapital osnovnogo kapitala) of Gazprombank as of such CBR Reporting Date, less any deductions from common equity tier 1 capital required to be made, in each case as determined by Gazprombank pursuant to Regulation No. 395-P.

2.1.7	“Interest Cancellation” has the meaning set out in Clause 8.1.

2.1.8	“Interest Cancellation Amount” means the amount of the interest determined by Gazprombank as necessary to be cancelled (in conjunction with any other interest cancellation measures taken in respect of Parity Write Down Instruments) in order to immediately remedy the Write Down Event, or if this is not possible, the full amount of the interest, in each case accrued to (but excluding) the Write Down Measure Effective Date.

2.1.9	“Interest Cancellation Measure” has the meaning given to it in Clause 8.

2.1.10	The definition of Notes shall be amended as follows: “Notes” means perpetual callable Series 8 U.S.$1,000,000,000 7.875 per cent. loan participation notes proposed issued by the Lender pursuant to the Principal Trust Deed as supplemented by the Supplemental Trust Deed.

2.1.11	“Original Principal Amount” means, in respect of the Loan, its principal amount on the date of this Agreement not taking into account any Write Down or any other write down or cancellation in accordance with the terms of this Agreement.

2.1.12	“Outstanding Principal Amount” means, in relation to the Loan, the Original Principal Amount, as reduced from time to time by any Write Downs or any other write down or cancellation pursuant to the terms of the Loan, as the case may be, in accordance with the terms of this Agreement.

2.1.13	“Parity Write Down Instruments” means obligations (other than the Loan) incurred directly or indirectly by Gazprombank (a) claims in respect of which constitute claims of creditors of Gazprombank that are subordinated so as to rank pari passu with the claims of the Lender, (b) which contain a similar cancellation or write-down mechanism (whether or not that mechanism also provides for subsequent write-up or reinstatement of such obligations) which is triggered upon the occurrence of the same event as that which triggers Interest Cancellation or Write Down in respect of the Loan and (c) which qualifies as 395-P Tier 2 Capital.

2.1.14	“Prepayment Date” means 25 April 2024 and(or) any Interest Payment Date falling thereafter.

2.1.15	“Principal Write Down Measure” has the meaning set out in Clause 8.1.

2.1.16	“Regulation No. 395-P” means CBR Regulation No 395-P dated 28 December 2012 “On the methodology for determining the amount and evaluating adequacy of own funds (capital) of credit organisations (“Basel III”)” (as amended, supplemented or replaced from time to time).

2.1.17	“Risk Weighted Assets” means, as of any CBR Reporting Date, the aggregate amount, in Russian Roubles, of risk-weighted assets of Gazprombank as of such CBR Reporting Date, as determined by Gazprombank pursuant to Regulation No. 395-P.

2.1.18	The definition of “Supplemental Trust Deed” shall be amended as follows: “Supplemental Trust Deed” means the amended and restated supplemental trust deed between the Lender and the Trustee dated [—] 2013 amending the original supplemental trust deed dated 25 October 2012 and supplementing the Principal Trust Deed in relation to the Notes.

2.1.19	“Write Down” has the meaning given to it in Clause 8.

2.1.20	“Write Down Amount” means the part of Outstanding Principal Amount of the Loan determined by Gazprombank as necessary to be written down (in conjunction with any other write down or conversion of, or other write down measures taken in respect of, Parity Write Down Instruments) in order to immediately remedy the Write Down Event, or if this is not possible, the full Outstanding Principal Amount of the Loan.

2.1.21	“Write Down Event” means either of the following: (a) the Common Equity Tier 1 Capital Ratio of Gazprombank is less than 2 per cent. as of a CBR Reporting Date or (b) the Agency on Deposit Insurance implements bankruptcy prevention measures in relation to Gazprombank in accordance with Federal Law No. 175-FZ “On the additional measures on strengthening the stability of the banking system in the period until 31 December 2014” dated 27 October 2008 (as amended or supplemented).

2.1.22	“Write Down Event Effective Date” means the first day on which a Write Down Event occurs.

2.1.23	“Write Down Event Notice” means a notice in writing which shall be given by Gazprombank to the Lender and the Trustee not later than on the second Business Day after the Write Down Event Effective Date and which shall (i) state that the Write Down Event has occurred and (ii) specify the event(s) constituting the Write Down Event including the relevant Common Equity Tier 1 Capital Ratio as of the relevant CBR Reporting Date and/or the nature of the bankruptcy prevention measures the Agency for Deposit Insurance has committed to as applicable and the grounds for application of such bankruptcy prevention measures in relation to Gazprombank.

2.1.24	“Write Down Measures” means an Interest Cancellation Measure and/or a Principal Write Down Measure.

2.1.25	“Write Down Measure Effective Date” means the date as of which the Write Down Measures become effective, which is specified in the Write Down Measure Notice and which shall occur on the seventh Business Day in Moscow after the Write Down Event Effective Date.

2.1.26	“Write Down Measure Notice” means a notice which shall be given by Gazprombank to the Lender and the Trustee and which shall specify (i) the Write Down Measure Effective Date; and (ii) the Write Down Measures being implemented including any Interest Cancellation Amount and any Write Down Amount and the basis of their calculation.

2.2	Clauses 2.1 to 2.5 shall be deleted in their entirety and replaced with the following:

2.1	Loan

On the terms and subject to the conditions set forth herein, the Lender extended to Gazprombank the loan in the total aggregate amount of U.S.$1,000,000,000.

2.2	Purpose

The proceeds of the Loan were used for general corporate purposes, but the Lender shall not be concerned with the application thereof.

2.3	Drawdown

On the terms and subject to the conditions set forth herein, on the Closing Date the Lender made the Loan to Gazprombank and Gazprombank made a single drawing in the full amount of the Loan.

2.4	Loan Arrangement Fee

In consideration of the Lender’s undertaking to make the Loan available to Gazprombank, Gazprombank, one Business Day before the Closing Date, paid to the Lender to the account No. 11736809 (TO: Citibank, N.A. New York; SWIFT: CITIUS33; TO: Citibank, N.A. London; SWIFT: CITIGB2L; A/C NAME: GPB Eurobond Finance Non-Secured Account; REFERENCE: GPB Series 8), in Same-Day Funds, the amount of U.S.$14,159,133.56 in connection with the financing of the Loan and costs connected with and necessary for the extension of the Loan (the “Arrangement Fee”). The Arrangement Fee was calculated taking into account the front-end commissions, fees and costs of the Lender in connection with financing the Loan.

2.5	Disbursement

Subject to the conditions set forth herein, on the Closing Date the Lender transferred the amount of the Loan to the Gazprombank Account.

2.3	The original Clause 3.4 (Reclassification) shall be renumbered as Clause 3.5 and referred to accordingly and a new Clause 3.4 shall be added as set out below:

3.4	No Early Termination of Obligations

No early termination of obligations under this Agreement (by way of set off or otherwise) shall be permitted without the prior written consent of the CBR.

2.4	A new paragraph (iv) shall be added to Clause 5.1.1:

(iv) The Loan may not be prepaid, in whole or in part, at Gazprombank’s option before the 10th anniversary of its inclusion in 215-P Tier 1 Capital .

2.5

Clause 5.2.1 is replaced in its entirety with the following: “at its option, and with the prior written consent of the CBR prepay the Loan following the receipt of the Final Conclusion, at any time, if, as a result of any amendment to, clarification of, or change in (including a change in interpretation or application of), Regulation No. 215-P, Regulation 395-P or other applicable requirements of the CBR after the entry into of the Addendum, all but not part of the principal amount of the Loan outstanding at such time would cease to qualify in whole but not in part as 395-P Tier 2 Capital The Loan shall be prepaid at the principal amount thereof in whole, but not in part, provided that notice thereof together with an Officers’ Certificate confirming the existence of the relevant circumstances permitting such a prepayment shall be given to the Lender, with a copy to the Trustee, not less than 30 days and not more than 60 days prior to the date of prepayment. Upon the delivery of such notice and such Officers’ Certificate, Gazprombank shall be bound on the prepayment date to repay the Loan (in whole but not in part) at the principal amount thereof;”

2.6	A new Clause 5.5 shall be added to the Original Agreement:

5.5	Cancellation of the Loan upon Full Redemption of Notes

Upon the redemption in full of all of the outstanding principal amount of the Notes and subject to the CBR’s prior written consent, the Loan shall be deemed to have been cancelled as of the date of such repayment in full of the Notes.

2.7	A new Clause 8 is inserted in the Original Agreement such that former Clause 8 shall become Clause 9 and the other clauses of the Original Agreement shall be numbered accordingly:

8	Write Down

8.1	Write Down Measures

If a Write Down Event has occurred and is continuing on the Write Down Measure Effective Date Gazprombank shall (irrespective of whether Gazprombank has incurred any losses) on the Write Down Measure Effective Date:

(i) firstly, irrevocably (without the need for the consent of the Lender or the Trustee) cancel any interest accrued to (but excluding) the Write Down Measure Effective Date by the relevant Interest Cancellation Amount (such cancellation, an “Interest Cancellation Measure” or an “Interest Cancellation” and “Cancelled” being construed accordingly); and,

(ii) secondly, if the Interest Cancellation Measure, together with cancellation of accrued interest on Parity Write Down Instruments in full is insufficient to remedy the Write Down Event, irrevocably (without the need for the consent of the Lender or the Trustee) reduce the then Outstanding Principal Amount of the Loan by the relevant Write Down Amount (such reduction a “Principal Write Down Measure” or, a “Write Down” and “Written Down” being construed accordingly).

Subject to this Clause 8, Gazprombank shall determine the Interest Cancellation Amount and the Write Down Amount in its sole discretion and shall set out its determination thereof in the Write Down Measure Notice together with the then remaining outstanding principal amount of the Loan (if any) and the then remaining accrued but unpaid interest (if any) following the relevant Interest Cancellation and/or Write Down in accordance with this Clause 8. Gazprombank’s determination of the Interest Cancellation Amount and Write Down Amount shall in the absence of fraud or manifest error be binding on all parties.

8.2	Gazprombank’s Obligation to Provide Notices

Gazprombank shall provide to the Lender and the Trustee no later than:

(i) two Business Days after the Write Down Event Effective Date as of which the Write Down Event has occurred, the Write Down Event Notice; and

(ii) five Business Days prior to the relevant Write Down Measure Effective Date, the Write Down Measure Notice.

8.3	Consequences of a Write Down Measure

A Write Down Event may occur on more than one occasion and the interest on the Loan may be Cancelled and the principal amount of the Loan may be Written Down on more than one occasion.

The principal amount of the Loan may only be Written Down by Gazprombank pro rata with other Parity Write Down Instruments. The accrued interest may only be Cancelled by Gazprombank pro rata with interest on other Parity Write Down Instruments. If, in connection with any Interest Cancellation and Write Down of the Loan, any relevant proportion must be determined for pro-rating such Cancellation and Write Down amongst the Loan and any Parity Write Down Instruments, the accrued interest and principal amount of any obligation (including the Loan and any Parity Write Down Instruments) which is not denominated in the Accounting Currency will (for the purposes of such determination only) be deemed to be converted into the Accounting Currency at then prevailing foreign exchange rates determined in the sole discretion of Gazprombank in accordance with its accounting policies established under such accounting standards.

Following any Write Down in accordance with this Clause 8, references herein to “outstanding principal amount” of the Loan shall be construed as references to the Outstanding Principal Amount. If the principal amount of the Loan is written down to zero, this Agreement shall cease to have effect.

Once the principal amount of the Loan has been Written Down in accordance with this Clause 8, the principal amount so Written Down may not be restored under any circumstances, including where the relevant Write Down Event(s) is no longer continuing.

Any interest payment that has been Cancelled in accordance with this Clause 8, shall not accumulate or be payable at any time thereafter, including where the relevant Write Down Event(s) is no longer continuing. No Interest shall accrue from the Write Down Measure Effective Date and as long as a Write Down Event(s) is continuing.

Notwithstanding any other provision of this Agreement, an Interest Cancellation or a Write Down under this Clause 8 shall not constitute an Acceleration Event (or a Potential Acceleration Event) or a default by Gazprombank under this Agreement.

2.8	Clause 11.1.2 shall be amended to provide that a written notice in the form of an Officers’ Certificate stating whether any Acceleration Event or Potential Acceleration Event or default has occurred is similarly given in respect of any Write Down Event.

3	Governing Law and Arbitration

This Addendum and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law. Clauses 15.9 to 15.18 of the Original Agreement apply to this Addendum as if set out in full herein.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Addendum to the Subordinated Loan Agreement dated 24 October 2012 to be executed on the date first written above.

GAZPROMBANK (OPEN JOINT-STOCK COMPANY)

By:

Signed by a duly authorised attorney of GPB EUROBOND FINANCE PLC

By:

SCHEDULE 2—FORM OF THE CALL OPTION AGREEMENT

Dated [—] 2013

GAZPROMBANK (OPEN JOINT-STOCK COMPANY)

and

GPB EUROBOND FINANCE PLC

CALL OPTION AGREEMENT

in respect of Series 8 perpetual callable

U.S.$1,000,000,000 7.875 per cent. Loan Participation Notes

Linklaters LLP

This Call Option Agreement (the “Agreement”) is made on [—] 2013 between:

(1)	GAZPROMBANK (OPEN JOINT-STOCK COMPANY), an open joint-stock company established under the laws of the Russian Federation whose registered office is 16 Block 1, Nametkina St., Moscow 117420 (“Gazprombank”); and

(2)	GPB EUROBOND FINANCE PLC, a public limited liability company established under the laws of Ireland whose registered office is 5 Harbourmaster Place, IFSC, Dublin 1, Ireland (the “Issuer”).

Whereas:

(A)	On 25 October 2012, the Issuer as lender extended to Gazprombank as borrower an unsecured subordinated deferrable loan in the amount of U.S.$1,000,000,000 (the “Loan”) funded by an issue of the perpetual callable U.S.$1,000,000,000 7.875 per cent. loan participation notes (such notes as amended by the Amended Supplemental Trust Deed dated [—] 2013, the “Notes”) under the U.S.$15,000,000,000 programme for the issuance of loan participation notes to be issued by, but with limited recourse to, the Issuer for the purpose of financing loans to Gazprombank (the “Programme”) and on the terms and subject to the conditions of the subordinated loan agreement dated 24 October 2012, as may be amended, supplemented or restated from time to time, (the “Loan Agreement”) and the conditions of the Notes.

(B)	The Issuer and Gazprombank have agreed to record certain arrangements additional to the Loan and the Notes.

Now it is hereby agreed as follows:

1	Definitions

Unless otherwise set out herein, all capitalised terms used throughout this Agreement have the meaning given to them in the Loan Agreement.

2	Call Option

2.1	Optional Redemption of Notes

Pursuant to Condition 6(g) of the Notes and subject to the Central Bank of Russia giving its prior written consent in accordance with Clause 5.5 of the Loan Agreement, the Issuer may, on any Interest Payment Date beginning with that falling on, or nearest to 25 April 2018 and ending on that falling on, or nearest to 25 October 2023 (the “Optional Redemption Date”), on giving not less than eight days’ notice thereof to the Trustee and the Noteholders in accordance with Condition 14, redeem all, but not some only, of the Notes at their outstanding principal amount together with interest accrued to the date of redemption (such option to redeem the Notes being the “Call Option”).

2.2	Notice by Gazprombank

The parties hereto agree that Gazprombank may, by giving not less than 30 nor more than 60 days’ prior notice to the Issuer (with a copy to the Trustee), which notice shall be irrevocable, instruct the Issuer to exercise the Call Option and the Issuer agrees only to exercise such option upon such notice from Gazprombank.

2.3	Obligation to Make Payment

If Gazprombank has given notice to exercise the Call Option pursuant to Clause 2.2 of this Agreement, then in consideration of the Issuer giving up its right to receive the repayment of principal due to it under the Loan Agreement by virtue of the cancellation of the Loan pursuant to Clause 5.5 of the Loan Agreement upon the redemption of the Notes, Gazprombank shall, pursuant to the terms of this Agreement, pay to the Issuer an amount equal to the outstanding principal amount of the Notes one Business Day prior to the relevant Optional Redemption Date in respect of which such option is to be exercised.

2.4	No Release

Nothing in this Agreement shall release Gazprombank from its obligation to pay to the Issuer accrued but unpaid interest on the Loan to the Optional Redemption Date and all other sums payable by Gazprombank pursuant to the Loan Agreement (including, but not limited to, Deferred Payments, if any).

3	Payments

3.1	Making of Payments

All payments to be made by Gazprombank under this Agreement shall be made unconditionally by credit transfer to the Issuer not later than 2 p.m. (London time) one Business Day prior to Optional Redemption Date or any other relevant date in Same-Day Funds to the Account.

3.2	No Set-Off, Counterclaim or Withholding; Gross-Up

All payments to be made by Gazprombank under this Agreement shall be (i) made in full without set-off or counterclaim and (except to the extent required by law) free and clear of and without deduction for or on account of any Taxes and (ii) made only from the Russian Federation, Ireland or such other jurisdiction which would not require any deductions or withholding from any such payment. If Gazprombank is required by applicable law to make any deduction or withholding from any payment under this Agreement for or on account of any such Taxes, it shall, on the due date of such payment, increase any payment due hereunder to such amount as may be necessary to ensure that the Issuer receives a net amount in Dollars equal to the full amount which it would have received had payment not been made subject to such Taxes, shall account to the relevant authorities for the relevant amount of such Taxes so withheld or deducted within the time allowed for such payment under the applicable law and shall deliver to the Issuer without undue delay evidence satisfactory to the Issuer of such deduction or withholding and of the accounting therefor to the relevant taxing authority. If the Issuer pays any amount in respect of such Taxes, including penalties or interest, Gazprombank shall reimburse the Issuer in Dollars for such payment on demand.

3.3	Reimbursement

To the extent that the Issuer subsequently obtains or uses any tax credit or allowance or other reimbursements relating to a deduction or withholding with respect to which Gazprombank has made a payment pursuant to this Clause 3 or obtains any other reimbursement in connection therewith, it shall promptly pay to Gazprombank so much of the benefit received as will leave the Issuer in substantially the same position as it would have been had no additional amount been required to be paid by Gazprombank pursuant to this Clause 3; provided, however, that the question of whether any such benefit has been received, and accordingly, whether any payment should be made to Gazprombank, the amount of any such payment and the timing of any such payment, shall be determined in the reasonable judgment of the Issuer, provided that the Issuer shall notify Gazprombank promptly upon determination that it has received any such benefits.

3.4	Mitigation

If at any time either party hereto becomes aware of circumstances which would or might, then or thereafter, give rise to an obligation on the part of Gazprombank to make any deduction, withholding or payment as described in sub-Clause 3.2, then, without in any way limiting, reducing or otherwise qualifying the Issuer’s rights, or Gazprombank’s obligations, under the sub-Clause, such party shall as soon as reasonably practicable upon becoming aware of such circumstances notify the other party, and, thereupon the parties shall consider and consult with each other in good faith with a view to finding, agreeing upon and implementing a method or methods by which any such obligation may be avoided or mitigated and, to the extent that both parties can do so without taking any action which in the reasonable opinion of such party is prejudicial to its own position, take such reasonable steps as may be reasonably available to it to avoid such obligation or mitigate the effect of such circumstances. Gazprombank agrees to reimburse the Issuer for all properly incurred costs and expenses (including but not limited to legal fees) incurred by the Issuer in connection with this sub-Clause.

4	Change in Law or Increase in Cost

4.1	Compensation

In the event that after the date of this Agreement there is any change in or introduction of any tax, law, regulation, regulatory requirement or official directive (whether or not having the force of law but, if not having the force of law, the observance of which is in accordance with the generally accepted financial practice of financial institutions in the country concerned) or in the interpretation or application thereof by any person charged with the administration thereof and/or any compliance by the Issuer in respect of the Call Option with any request, policy or guideline (whether or not having the force of law but, if not having the force of law, the observances of which is in accordance with the generally accepted financial practice of financial institutions in the country concerned) from or of any central or other fiscal, monetary or other authority, agency or any official of any such authority, which:

4.1.1	subjects or will subject the Issuer to any Taxes with respect to payments under this Agreement; or

4.1.2	increases or will increase the taxation of or changes or will change the basis of taxation of payments to the Issuer under this Agreement; or

4.1.3	imposes or will impose on the Issuer any other condition affecting this Agreement or the Call Option,

and if as a result of any of the foregoing:

(i)	the cost to the Issuer of maintaining the Call Option is increased; or

(ii)	the amount of received by the Issuer hereunder is reduced; or

(iii)	the Issuer makes any payment or foregoes any return on or calculated by reference to the gross amount of any sum receivable by it from Gazprombank hereunder or makes any payment or foregoes any return on or calculated by reference to the gross amount of the Call Option, then subject to the following, and in each such case:

(a)	the Issuer shall, as soon as practicable after becoming aware of such increased cost, reduced amount or payment made or foregone, give written notice to Gazprombank, together with a certificate signed by the Issuer describing in reasonable detail the introduction or change or request which has occurred and the country or jurisdiction concerned and the nature and date thereof and demonstrating the connection between such introduction, change or request and such increased cost, reduced amount or payment made or foregone, and setting out in reasonable detail the basis on which such amount has been calculated, and all relevant supporting documents evidencing the matters set out in such certificates; and

(b)	Gazprombank, in the case of clauses (i) and (iii) above, shall on demand by the Issuer, pay to the Issuer such additional amount as shall be necessary to compensate the Issuer for such increased cost, and, in the case of clause (ii) above, at the time the amount so reduced would otherwise have been payable, pay to the Issuer such additional amount as shall be necessary to compensate the Issuer for such reduction, payment or foregone return; provided, however, the amount of such increased cost, reduced amount or payment made or foregone shall be deemed not to exceed an amount equal to the proportion thereof which is directly attributable to this Agreement, provided that this sub-Clause 4.1 will not apply to or in respect of any matter for which the Issuer has already been compensated under sub-Clause 3.2.

4.2	Mitigation

In the event that the Issuer becomes entitled to make a claim pursuant to sub-Clause 4.1, the Issuer shall consult in good faith with Gazprombank and shall use reasonable efforts (based on the Issuerr’s reasonable interpretation of any relevant tax, law, regulation, requirement, official directive, request, policy or guideline) to reduce, in whole or in part, Gazprombank’s obligations to pay any additional amount pursuant to such sub-Clause, except that nothing in this sub-Clause 4.2 shall obligate the Issuer to incur any costs or expenses in taking any action which, in the reasonable opinion of the Issuer is prejudicial to its interests.

5	Stamp Duties

5.1	Gazprombank shall pay all stamp, registration and documentary taxes, duties, or similar charges (if any) imposed on Gazprombank by any person in the United Kingdom, the Russian Federation or Ireland which may be payable or determined to be payable in connection with the execution, delivery, performance, enforcement, or admissibility into evidence of this Agreement and shall indemnify and reimburse the Issuer against any and all costs, expenses or penalties which may be incurred or suffered by the Issuer with respect to, or resulting from, any delay or failure by Gazprombank to pay such taxes or similar charges upon presentation by the Issuer to Gazprombank of documentary evidence of such costs and expenses.

5.2	Gazprombank agrees that if the Issuer incurs a liability to pay any stamp, registration and documentary taxes or similar charges (if any) imposed by any person in the United Kingdom, Russian Federation or Ireland which may be payable or determined to be payable in connection with the execution, delivery, performance, enforcement, or admissibility into evidence of this Agreement, Gazprombank shall repay the Issuer on demand an amount equal to such stamp or other documentary taxes or duties and shall indemnify the Issuer against any and all costs and expenses which may be incurred or suffered by the Issuer with respect to, or resulting from, delay or failure by Gazprombank to procure the payment of such taxes or similar charges.

6	Waivers

No failure to exercise and no delay in exercising, on the part of the Issuer or Gazprombank, any right, power or privilege hereunder and no course of dealing between Gazprombank and the Issuer shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights, or remedies provided by applicable law.

7	Notices

All notices, requests, demands or other communications to or upon the respective parties hereto shall be given or made in the English language by facsimile transmission, electronic communication or otherwise in writing, addressed as follows:

A.	if to Gazprombank:

Gazprombank (Open Joint-stock Company)

16 Block 1, Nametkina Street

117420 Moscow

Russian Federation

Fax:	+ 7(495)332-77-83
Email:	debt.management.notices@gazprombank.ru
Attention:	Debt Management

B.	if to the Issuer:

GPB Eurobond Finance PLC

5 Harbourmaster Place

IFSC

Dublin 1

Ireland

Fax:	+ 353 1 680 6050
Email:	corporate.services@db.com
Attention:	The Directors

or to such other address or fax number as any party may hereafter specify in writing to the other.

Any notice sent by post as provided in this Clause 7 shall be deemed to have been given, made or served when delivered and any notice sent by facsimile transmission as provided in this Clause 7 shall be deemed to have been given, made or served when the relevant delivery receipt is received by the sender and any notice sent by electronic communication as provided in this Clause 7 shall be deemed to have been given, made or served when the relevant receipt of such communication being read is given, or where no read receipt is requested by the sender, at the time of sending, provided that no delivery failure notification is received by the sender within 24 hours of sending such communication; provided that any communication which is received (or deemed to take effect in accordance with the foregoing) outside business hours or on a non-business day in the place of receipt shall be deemed to take effect at the opening of business on the next following business day in such place. Any communication delivered to any party under this Agreement which is to be sent by facsimile transmission or electronic communication will be written legal evidence.

8	Assignment

8.1	Subject to Clause 8.2, this Agreement shall inure to the benefit of and be binding upon the parties, their respective successors and any permitted assignee or transferee of some or all of a party’s rights under this Agreement. Any reference in this Agreement to any party shall be construed accordingly and, in particular, references to the exercise of rights and discretions or the making of any determination by the Issuer, shall include references to the exercise of such rights or discretions by or the making of such determination by the Trustee. Notwithstanding the foregoing, the Trustee shall not be entitled to participate in any determinations by the Issuer or any discussions between the Issuer and Gazprombank or any agreements of the Issuer or Gazprombank, pursuant to Clauses 3.3, 3.4 or 4.2.

8.2	Gazprombank shall not assign or transfer all or any part of its rights or obligations hereunder to any other party.

8.3	Subject to the provisions of Clause 26 of the Principal Trust Deed, the Issuer may not assign or transfer, in whole or in part, any of its rights and benefits under this Agreement other than the Reserved Rights (as defined in the Principal Trust Deed) except that the Issuer may charge by way of fixed first charge in favour of the Trustee of certain of the Issuer’s rights and benefits under this Agreement and assign absolutely to the Trustee certain rights, interests and benefits under this Agreement, in each case, as set out in Clause 4 of the Principal Trust Deed as supplemented by Clause 6 of the Supplemental Trust Deed.

9	Contracts (Rights of Third Parties) Act 1999

Other than the Trustee who shall have rights under the Contracts (Rights of Third Parties) Act 1999 in respect of this Agreement, a person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

10	Choice of Law

This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

11	Jurisdiction

The parties irrevocably agree that any dispute arising out of or connected with this Agreement, including a dispute as to the validity, existence or termination of this Agreement or the consequences of its nullity and/or this Clause (a “Dispute”), shall be resolved by arbitration in London, England, conducted in the English language by three arbitrators, in accordance with the LCIA Rules, which rules are deemed to be incorporated by reference into this Clause, save that, Article 56 of the LCIA Rules shall be amended as follows: unless the parties agree otherwise, the third arbitrator, who shall act as chairman of the tribunal, shall be nominated by the two arbitrators nominated by or on behalf of the parties. If he is not so nominated within 30 days of the date of nomination of the later of the two party-nominated arbitrators to be nominated, he shall be chosen by the LCIA.

12	Process Agents

12.1	Issuer’s Process agent

The Issuer agrees that the process by which any Proceedings in England are begun may be served on it by being delivered to the attention of Aquila International Services Limited of 2nd Floor, Berkeley Square House, Berkeley Square, London, W1J 6BD or, if different, its registered office for the time being or at any address of the Issuer in Great Britain at which process may be served on such person in accordance with Part 34 of the Companies Act 2006 (as modified or re-enacted from time to time). If such person is not or ceases to be effectively appointed to accept service of process on the Issuer’s behalf, the Issuer irrevocably agrees to appoint a new process agent in England acceptable to Gazprombank and to deliver to Gazprombank within 14 days a copy of a written acceptance of appointment by the new process agent. Nothing in this Agreement shall affect Gazprombank’s right to serve process in any other manner permitted by law.

12.2	Gazprombank’s Process agent

Gazprombank agrees that the process by which any Proceedings in England are begun may be served on it by being delivered to Aquila International Services Limited of 2nd Floor, Berkeley Square House, Berkeley Square, London, W1J 6BD or its other principal place of business in England for the time being or at any other address for the time being at which process may be served on such person in accordance with Part 34 of the Companies Act 2006 (as modified or re-enacted from time to time). If such person is not or ceases to be effectively appointed to accept service of process on Gazprombank’s behalf, Gazprombank irrevocably agrees to appoint a new process agent in England acceptable to the Issuer and to deliver to the Issuer within 14 days a copy of a written acceptance of appointment by the new process agent. Nothing in this Agreement shall affect the Issuer’s right to serve process in any other manner permitted by law.

13	Counterparts

This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same agreement.

14	Limited Recourse

Gazprombank hereby agrees that it shall have recourse in respect of any claim against the Issuer only to sums and only to the extent that such sums have not been paid out to holders of the Notes pursuant to the exercise by the Issuer of the Call Option pursuant to Clause 2 of this Agreement received by or for the account of the Issuer pursuant to this Agreement (after deduction or withholding of such taxes or duties as may be required to be made by the Issuer by law in respect of such sum or in respect of the Notes and for which the Issuer has not received a corresponding payment (also after deduction or withholding of such taxes or duties as may be required to be made by the Issuer in respect thereof) pursuant to this Agreement) (the “Issuer Assets”), subject always to (i) the Security Interests (as defined in the Trust Deed) and (ii) to the fact that any claims of the Dealers (as defined in the Subscription Agreement) shall rank in priority to claims of Gazprombank hereunder, and that any such claim by the Dealers or Gazprombank shall be reduced pro rata so that the total of all such claims does not exceed the aggregate value of the Issuer Assets after meeting claims secured on them. The Trustee having realised the same, neither Gazprombank nor any person acting on its behalf shall be entitled to take any further steps against the Issuer to recover any further sums and no debt shall be owed by the Issuer to such person in respect of any such further sum. In particular, neither Gazprombank nor any other person acting on behalf of any of them shall be entitled at any time to institute against the Issuer, or join with any other person in bringing, instituting or joining, insolvency proceedings (whether court based or otherwise) against the Issuer.

15	Non Petition

None of the parties to this Agreement nor any other person acting on their behalf shall be entitled at any time to institute against the Issuer, or join in any institution against the Issuer of, any bankruptcy, administration, moratorium, reorganisation, controlled management, arrangement, insolvency, examinership, winding-up or liquidation proceedings or similar insolvency proceedings under any applicable bankruptcy or similar law in connection with any obligation of the Issuer under this Agreement, save for lodging a claim in the liquidation of the Issuer which is initiated by another party or taking proceedings to obtain a declaration or judgment as to the obligations of the Issuer.

It is expressly agreed and understood that the entry into this Agreement constitutes a corporate obligation only of the Issuer. No personal liability shall attach to or be incurred by any shareholder, member, equity holder, officer, agent, employee or director of the Issuer in his capacity as such, under or by reason of any of the obligations, covenants or agreements of such party as a result of entry into this Agreement or implied therefrom and any and all personal liability of every such shareholder, member, equity holder, officer, agent, employee or director for breaches by the Issuer of any such obligations, covenants or agreements, either at law or by statute or constitution, is hereby expressly waived by Gazprombank as a condition of and in consideration for the execution of this Agreement except to the extent that any such person acts in bad faith or is negligent in the context of its obligations.

IN WITNESS WHEREOF, the parties hereto have caused this Call Option Agreement to be executed on the date first written above.

GAZPROMBANK (OPEN JOINT-STOCK COMPANY)

By:

Signed by a duly authorised attorney of GPB EUROBOND FINANCE PLC

By:

JOINT SOLICITATION AGENTS

Credit Suisse Securities (Europe) Limited One Cabot Square London E14 4QJ United Kingdom Tel: +44 (0) 20 7883 8763 E-mail: liability.management@credit-suisse.com Attention: Liability Management Desk	HSBC Bank plc 8 Canada Square London E14 5HQ United Kingdom Tel: +44 207 992 6237 E-mail: liability.management@hsbcib.com Attention: Liability Management Group

PRINCIPAL PAYING AND TRANSFER AGENT

Citibank, N.A., London Branch

Floor 14, Citigroup Centre

Canada Square, Canary Wharf

London E14 5LB

United Kingdom

Fax: + 353 (1) 622 4030

Attention: Agency and Trust

TRUSTEE

Citicorp Trustee Company Limited

Citigroup Centre

14th Floor

Canada Square

Canary Wharf

London E14 5LB

Fax: +44 207 500 5248

Attention: Agency and Trust

THE TABULATION AGENT

Deutsche Bank AG, London Branch

Winchester House

1 Great Winchester Street

London EC2N 2DB

United Kingdom

Telephone: +44 207 541 7504

Email: xchange.offer@db.com

Attention: Debt & Agency Services